Exhibit 4 (a)





                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                         U.S. BANK NATIONAL ASSOCIATION,
                                   AS LENDER,

                                       AND

                            KABLE NEWS COMPANY, INC.
                    KABLE FULFILLMENT SERVICES OF OHIO, INC.

                                       AND

                       KABLE DISTRIBUTION SERVICES, INC.,
                                  AS BORROWERS








                                  April 4, 2002

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS........................................................1
  1.01  Definitions............................................................1
  1.02  Continuance of an Event of Default.....................................1
  1.03  Accounting Terms and Determinations....................................1
SECTION 2.  LOANS AND LETTERS OF CREDIT........................................2
  2.01  Revolving Credit Commitment............................................2
  2.02  Letter of Credit Commitment............................................3
  2.03  Method of Borrowing....................................................6
  2.04  Notes..................................................................7
  2.05  Duration of Interest Periods and Selection of Interest Rates...........7
  2.06  Interest Rates.........................................................8
  2.07  Computation of Interest................................................8
  2.08  Fees...................................................................8
  2.09  Method of Making Interest and Other Payments; Application of Payments..9
  2.10  Prepayments...........................................................10
  2.11  General Provisions as to Payments.....................................10
  2.12  Funding Losses........................................................10
  2.13  Basis for Determining Interest Rate Inadequate or Unfair..............10
  2.14  Illegality............................................................11
  2.15  Increased Cost........................................................11
  2.16  Prime Loans Substituted for Affected LIBOR Loans......................12
  2.17  Capital Adequacy......................................................12
  2.18  Survival of Indemnities...............................................13
  2.19  Discretion of Lender as to Manner of Funding..........................13
  2.20  Taxes.................................................................13
SECTION 3.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT......................14
  3.01  Initial Loan or Letter of Credit......................................14
  3.02  All Loans.............................................................18
  3.03  All Letters of Credit.................................................19
SECTION 4.  REPRESENTATIONS AND WARRANTIES....................................20
  4.01  Existence and Power...................................................20
  4.02  Authorization.........................................................20
  4.03  Binding Effect........................................................20
  4.04  Financial Statements..................................................20
  4.05  Litigation............................................................21
  4.06  Pension and Welfare Plans.............................................21
  4.07  Tax Returns and Payment...............................................21
  4.08  Subsidiaries..........................................................22
  4.09  Compliance With Other Instruments; None Burdensome....................22
  4.10  Other Debt, Guarantees and Capitalized Leases.........................22
  4.11  Labor Matters.........................................................23
  4.12  Title to Property.....................................................23
  4.13  Regulation U..........................................................23
  4.14  Multi-Employer Pension Plan Amendments Act of 1980....................23
  4.15 Investment Company Act of 1940; Public Utility Holding Company
       Act of 1935............................................................23
  4.16  Patents, Trademarks, Copyrights, Licenses, Etc........................23
  4.17  Environmental and Safety and Health Matters...........................24
  4.18  Investments...........................................................24
  4.19  No Default............................................................24
  4.20  Government Contracts..................................................25
  4.21  Purchase and Other Commitments and Outstanding Bids...................25
  4.22  Disclosure............................................................25
SECTION 5.  COVENANTS.........................................................25
  5.01  Affirmative Covenants of Borrower.....................................25

        (a)  Information......................................................25
        (b)  Payment of Indebtedness..........................................27
        (c)  Books and Records, Consultations and Inspections.................28
        (d)  Payment of Taxes.................................................28
        (e)  Payment of Claims................................................28
        (f)  Existence........................................................29
        (g)  Maintenance of Property..........................................29
        (h)  Compliance with Laws, Regulations, Etc...........................29
        (i)  Environmental Matters............................................29
        (j)  ERISA Compliance.................................................29
        (k)  Notices..........................................................30
        (l)  Insurance........................................................31
        (m)  Further Assurances...............................................32
        (n)  Accountant.......................................................32
        (o)  Financial Covenants..............................................32
        (p)  Subsidiaries.....................................................33
        (q)  Federal Income Tax Payments......................................33
  5.02  Negative Covenants of Borrower........................................34
        (a)  Limitation on Indebtedness.......................................34
        (b)  Limitation on Liens..............................................35
        (c)  Consolidation, Merger, Sale of Property, Etc.....................35
        (d)  Sale and Leaseback Transactions..................................35
        (e)  Sale or Discount of Accounts.....................................36
        (f)  Transactions with Affiliates.....................................36
        (g)  Changes in Nature of Business....................................36
        (h)  Fiscal Year......................................................36
        (i)  Stock Redemptions and Distributions..............................36
        (j)  Pension Plans....................................................36
        (k)  Subordinated Indebtedness........................................37
        (l)  Restricted Investments, Acquisitions.............................37
        (m)  Subsidiaries.....................................................37
        (n)  Limitations on Restrictive Agreements............................37
        (o)  Management Fees..................................................37
  5.03  Use of Proceeds.......................................................38
SECTION 6.  EVENTS OF DEFAULT.................................................38
SECTION 7.  GENERAL...........................................................41
  7.01  No Waiver.............................................................41
  7.02  Right of Setoff.......................................................41
  7.03  Cost and Expenses.....................................................42
  7.04  Environmental Indemnity...............................................42
  7.05  General Indemnity.....................................................42
  7.06  Authority to Act......................................................43
  7.07  Notices...............................................................43
  7.08  Consent to Jurisdiction; Waiver of Jury Trial.........................43
  7.09  Governing Law.........................................................44
  7.10  Amendments and Waivers................................................44
  7.11  References; Headings for Convenience..................................44
  7.12  Successors and Assigns................................................44
  7.13  Oral Agreements; Entire Agreement.....................................44
  7.14  Severability..........................................................45
  7.15  Counterparts..........................................................45
  7.16  Resurrection of the Borrower's Obligations............................45
  7.17  Independence of Covenants.............................................45
  7.18  Subsidiary Reference..................................................45
  7.19  Compliance with Usury Laws............................................45

  7.20  Confidentiality.......................................................46
  7.21  Release of Ohio Mortgage..............................................46

                                 LOAN AGREEMENT
                                 --------------
     THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of the 4th day of April, 2002, by and between KABLE NEWS COMPANY, INC., an Illinois corporation ("Kable News"), KABLE FULFILLMENT SERVICES OF OHIO, INC., a Delaware corporation ("Kable Fulfillment"), and KABLE DISTRIBUTION SERVICES, INC., a Delaware corporation ("Kable Distribution," and collectively with Kable News and Kable Fulfillment referred to herein as the "Borrowers"), and U.S. BANK NATIONAL ASSOCIATION ("Lender").

                                  WITNESSETH:
                                  ----------
     WHEREAS, Borrowers have applied for a joint and several revolving credit facility from Lender consisting of revolving credit loans and letters of credit in an aggregate principal amount of up to $20,000,000.00; and

     WHEREAS, Lender is willing to make said revolving credit facility available to Borrowers upon, and subject to, the terms, provisions and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby mutually covenant and agree as follows:

SECTION 1.  DEFINITIONS.
-----------------------
     1.01  Definitions.  In  addition  to the terms  defined  elsewhere  in this
           -----------
Agreement or in any Exhibit or Schedule hereto, all capitalized words defined in Exhibit A attached hereto and incorporated herein by reference shall have such defined meanings wherever used in this Agreement.

     1.02 Continuance of an Event of Default. For purposes of this Agreement and
          ----------------------------------
the other Transaction Documents, an Event of Default shall deemed to be continuing until it is waived in writing by Lender as required by Section 7.10 of this Agreement.

     1.03 Accounting Terms and Determinations.  Except as otherwise specified in
          -----------------------------------
this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by Borrowers' independent certified public accountants and by Lender) with the most recent audited financial statements of Borrowers delivered to Lender, or until such audited financial statements have been delivered, the most recent audited financial statements of the Principal Shareholder delivered to Lender pursuant to Section 4.04.

SECTION 2.  LOANS AND LETTERS OF CREDIT.
---------------------------------------
     2.01 Revolving Credit Commitment.
          ---------------------------
          (a) Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, Lender agrees to make such loans, jointly and severally, to Borrowers (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") as any of the Borrowers may from time to time request pursuant to Section 2.03. Each Revolving Credit Loan under this Section 2.01(a) which is a Revolving Credit LIBOR Loan shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $250,000.00. The aggregate principal amount of Revolving Credit Loans which Lender shall be required to have outstanding under this Agreement as of any date shall not exceed the sum of (i) the lesser of (A) the amount of Lender's Revolving Credit Commitment as of such date or (B) the Borrowing Base as of such date minus (ii) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date plus all unreimbursed drawings with respect thereto. In no event shall the Total Revolving Credit Outstandings as of any date exceed the lesser of (i) the amount of Lender's Revolving Credit Commitment as of such date or (ii) the Borrowing Base as of such date. Within the foregoing limits, Borrowers may borrow under this Section 2.01(a), prepay under Section
2.10 and  reborrow at any time during the  Revolving  Credit  Period  under this
Section 2.01(a). All Revolving Credit Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrowers to Lender with respect thereto, shall be due and payable on the last day of the Revolving Credit Period.

          (b) Borrowers shall deliver to Lender on the date of execution of this Agreement (calculated as of the close of business on February 28, 2002) and on at least one (1) Business Day during each week (or at such other intervals as Lender shall require from time to time), a borrowing base certificate in the form of Exhibit B attached hereto and incorporated herein by reference (or in such other form as Lender shall require from time to time) (each, a "Borrowing Base Certificate") (together with such supporting information as Lender may reasonably request in connection therewith) setting forth:

          (i) the Borrowing Base and its components as of the end of the immediately preceding Business Day;

          (ii) the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding Business Day;

          (iii) the aggregate undrawn face amount of all Letters of Credit outstanding as of the end of the immediately preceding Business Day plus all unreimbursed drawings with respect thereto;

          (iv) the difference, if any, between the Borrowing Base and the sum of the Total Revolving Credit Outstandings as of the end of the immediately preceding Business Day; and

          (v) the estimated sales less estimated returns, collections and noncash charges affecting the Borrowing Base since the effective Business Day of the Borrowing Base Certificate delivered to Lender for the preceding week.

The Borrowing Base shown in such Borrowing Base Certificate (subject to adjustment for collections of Accounts received by Lender or otherwise deposited into Lender's operating account or any other blocked account of Lender as set forth in Section 2.09 herein since the date of such Borrowing Base Certificate) shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Lender, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified as to truth and accuracy by the President or the chief financial officer of each of the Borrowers.

          (c) Borrowers shall also deliver to Lender on or before the twenty-fifth (25th) day of each month, commencing with the first such delivery on or before April 25, 2002 for the month ended March 31, 2002, a Borrowing Base

Certificate as of the preceding month-end reconciling the weekly estimates of sales and returns for such month to Borrowers' actual results, and with respect to Kable Distribution, Borrowers shall also deliver to Lender on or before the twenty-fifth (25th) day of each month, commencing with the first such delivery on or before April 25, 2002 for the month ended March 31, 2002, a comparison of the estimated sell-through percentage used in determining estimated sales of Kable Distribution reported to the Lender for such prior month to the actual sell-through percentage of Kable Distribution for such prior month.

          (d) If the Total Revolving Credit Outstandings on any date are greater than the Borrowing Base on such date, Borrowers shall be automatically required (without demand or notice of any kind by Lender, all of which are hereby expressly waived by each of the Borrowers) to immediately repay the Revolving Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to an amount equal to or less than the amount of the Borrowing Base.

          (e) If the amount of Lender's Revolving Credit Commitment on any date is less than the Total Revolving Credit Outstandings, Borrowers shall be automatically required (without demand or notice of any kind by Lender, all of which are hereby expressly waived by each of the Borrowers) to immediately repay the Revolving Credit Loans and/or surrender for cancellation the outstanding Letters of Credit, in either case in an amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to an amount equal to or less than the amount of Lender's Revolving Credit Commitment.

     2.02 Letter of Credit Commitment.
          ---------------------------
          (a) Subject to the terms and conditions of this Agreement and so long as no Default or Event of Default has occurred and is continuing, during the Revolving Credit Period, Lender hereby agrees to issue irrevocable commercial and/or standby letters of credit for the account of any of the Borrowers (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by any of the Borrowers by notice in writing to Lender in the form of Exhibit D attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

          (i) Borrowers shall have executed and delivered to Lender a Letter of Credit Application with respect to such Letter of Credit;

          (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the date one (1) year after the date of issuance thereof or
     (B) the last day of the Revolving Credit Period;

          (iii) any Letter of Credit may only be utilized to guaranty the payment of obligations of one or more Borrowers or a Subsidiary to third parties;

          (iv) the Total Revolving Credit Outstandings shall not as of any date exceed the lesser of (A) the amount of the Lender's Revolving Credit Commitment as of such date or (B) the Borrowing Base as of such date;

          (v) the sum of the aggregate undrawn face amount of all outstanding Letters of Credit plus all unreimbursed drawings with respect thereto shall not as of any date exceed the lesser of (A) the lesser of (1) the amount of Lender's Revolving Credit Commitment as of such date or (2) the Borrowing Base as of such date or (B) $200,000.00; and

          (vi) the text of any such Letter of Credit is provided to Lender no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to Lender in its sole and absolute discretion.

          (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and the related Letter of Credit Application and believed in good faith by Lender to be genuine. Lender shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application.

          (c) In the event of any payment by Lender of a draft presented under a Letter of Credit, Borrowers jointly and severally agree to pay to Lender in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Lender's customary negotiation, processing and other fees related thereto. Each of the Borrowers hereby authorizes Lender to charge or cause to be charged one or more of Borrowers' bank accounts at Lender to the extent there are balances of immediately available funds therein, in an aggregate amount equal to the sum of such drawing plus Lender's customary negotiation, processing and other fees related thereto, and Borrowers jointly and severally agree to pay the amount of any such drawing (and/or Lender's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Lender on the day of such drawing. In the event any payment under a Letter of Credit is made by Lender prior to receipt of payment from Borrowers, such payment by Lender shall constitute a request by Borrowers for a Revolving Credit Prime Loan under Section 2.01(a) above (and Lender shall have the right to make such Revolving Credit Prime Loan to Borrowers regardless of whether any Default or Event of Default under this Agreement has occurred and is continuing and regardless of whether such Revolving Credit Prime Loan would otherwise be permitted under the requirements of Sections 2.01 of this Agreement) and the proceeds of such Revolving Credit Prime Loan shall be paid directly to Lender and applied by Lender to the payment of any amounts owed by Borrowers to Lender under this Section 2.02.

          (d) Borrowers hereby further jointly and severally agree to pay to the order of Lender:

          (i) with respect to each Letter of Credit such customary and standard issuance fees as may be charged from time to time by Bank in its Letter of Credit business (the "Letter of Credit Issuance Fees"), which Letter of
     Credit Issuance Fees shall be due and payable on the date of issuance of each such Letter of Credit;

          (ii) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable commitment fee at a rate per annum equal to (A) so long as no Event of Default has occurred and is continuing, Three Percent (3.00%) (calculated on an actual day, 360-day year basis) and (B) so long as any Event of Default has occurred and is continuing, Five Percent (5.00%) (calculated on an actual day, 360-day year basis), on the undrawn face amount of each such Letter of Credit ("Letter of Credit Commitment Fees"), which Letter of Credit Commitment Fees shall be due and payable monthly in arrears on the first (1st) day of each month during the Revolving Credit Period and on the last day of the Revolving Credit Period; and

          (iii) with respect to each Letter of Credit which is a commercial Letter of Credit, such customary and standard negotiation fees as may be charged from time to time by Bank in its Letter of Credit business ("Letter of Credit Negotiation Fee"), which Letter of Credit Negotiation Fee shall be due and payable on the date of each draw of each such Letter of Credit; and

          (iv) with respect to each Letter of Credit, such other fees (other than additional issuance fees, additional commitment fees and/or additional negotiation fees) as may be charged by Lender from time to time in accordance with Lender's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Lender.

          (e) Notwithstanding any provision contained in this Agreement to the contrary, if any Letters of Credit remain outstanding on the last day of the Revolving Credit Period, Borrowers shall, on or before 12:00 noon (St. Louis time) on the last day of the Revolving Credit Period, (a) surrender the originals of the applicable Letter(s) or Credit to Lender for cancellation or
(b) provide Lender with cash collateral (or other collateral acceptable to Lender in its sole and absolute discretion) in an amount at least equal to the aggregate undrawn face amount of all outstanding Letter(s) of Credit plus all unreimbursed drawings with respect thereto and execute and deliver to Lender such agreements as Lender may require to grant Lender a first priority perfected security interest in such cash or other collateral. Any such cash collateral received by Lender pursuant to this Section 2.02(e) shall be held by Lender in a separate account at U.S. Bank National Association appropriately designated as cash collateral accounts in relation to this Agreement and the Letters of Credit and retained by Lender as collateral security for the payment of the Borrowers' Obligations. Cash amounts delivered to Lender pursuant to the foregoing requirements of this Section 2.02(e) shall be invested, at the request and for the account of one or more of the Borrowers in investments of a type and nature and with a term acceptable to Lender. Such amounts, including in the case of cash amounts invested in the manner set forth above, shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Lender for drawings or payments under or pursuant to such Letters of Credit which Lender has paid, or if no such reimbursement is required to the payment of such of the other Borrowers' Obligations as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 2.02(e) after the payment in full of all of the Borrowers' Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrowers or any of them (after deduction of Lender's reasonable expenses, if any).

     2.03 Method of Borrowing.
          -------------------
          (a) Any of the Borrowers shall give Lender oral or written notice (a "Notice of Borrowing") by 10:00 a.m. (St. Louis time) on the Business Day of each Revolving Credit Prime Loan to be made to Borrowers, and by 10:00 a.m. (St. Louis time) at least three (3) Eurodollar Business Days before each Revolving Credit LIBOR Loan to be made to Borrowers, specifying:

          (i) the date of such Revolving Credit Loan, which shall be a Business Day during the Revolving Credit Period in the case of a Revolving Credit Prime Loan and a Eurodollar Business Day during the Revolving Credit Period in the case of a Revolving Credit LIBOR Loan,

          (ii) the aggregate principal amount of such Revolving Credit Loan,

          (iii) whether such Revolving Credit Loan is to be a Revolving Credit Prime Loan or a Revolving Credit LIBOR Loan, and

          (iv) in the case of a Revolving Credit LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b)      A Notice of Borrowing shall not be revocable by Borrowers.

          (c) Subject to the terms and conditions of this Agreement, provided that Lender has received the Notice of Borrowing, Lender shall (unless Lender determines that any applicable condition specified in Section 3 has not been satisfied) make the applicable Revolving Credit Loan to Borrowers by crediting the amount of such Revolving Credit Loan to a demand deposit account of any of the Borrowers at Lender as specified by any of the Borrowers (or such other account mutually agreed upon in writing between Lender and Borrowers) not later than 2:30 p.m. (St. Louis time) on the Business Day specified in said Notice of Borrowing.

          (d) If Lender makes a new Revolving Credit Loan under this Agreement on a day on which Borrowers are required to or have elected to repay all or any part of an outstanding Revolving Credit Loan, Lender shall apply the proceeds of its new Revolving Credit Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by Lender to Borrowers as provided in Section 2.03(c), or remitted by Borrowers to Lender as provided in
Section 2.11, as the case may be.

          (e) Each of the Borrowers hereby irrevocably authorizes Lender to rely on telephonic, telegraphic, telecopy, telex or written instructions of any individual identifying himself or herself as one of the individuals listed on
Schedule 2.03 attached hereto (or any other individual from time to time authorized to act on behalf of Borrowers pursuant to resolution adopted by the Boards of Directors of each of the Borrowers and certified by the respective Secretaries of each of the Borrowers and delivered to Lender) with respect to any request to make a Revolving Credit Loan or a repayment under this Agreement, and on any signature which Lender believes to be genuine, and each of the Borrowers shall be bound thereby in the same manner as if such individual were actually authorized or such signature were genuine. Each of the Borrowers also hereby agrees to defend and indemnify Lender and hold Lender harmless from and against any and all claims, demands, damages, liabilities, losses and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or repayments under this Agreement.

     2.04 Note.
          ----
          (a) The Revolving Credit Loans of Lender to Borrowers shall be evidenced by a Revolving Credit Note of Borrowers payable jointly and severally to the order of Lender in a principal amount equal to the maximum amount of Lender's Revolving Credit Commitment, which Revolving Credit Note shall be in substantially the form of Exhibit C attached hereto and incorporated herein by reference (with appropriate insertions) (as the same may from time to time be amended, modified, extended, renewed or restated, the "Revolving Credit Note").

          (b) Lender shall record in its books and records the date, amount, type and Interest Period (if any) of each Loan made by it to Borrowers and the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto; provided, however, that the joint and several obligations of Borrowers to repay each Loan made by Lender to Borrowers under this Agreement shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

     2.05 Duration of Interest Periods and Selection of Interest Rates.
          ------------------------------------------------------------
          (a) The duration of the initial Interest Period for each Revolving Credit LIBOR Loan shall be as specified in the applicable Notice of Borrowing. Any of the Borrowers shall elect the duration of each subsequent Interest Period applicable to such Revolving Credit LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and Borrowers shall have the option (i) in the case of any Revolving Credit Prime Loan, to elect that such Revolving Credit Loan become a Revolving Credit LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any Revolving Credit LIBOR Loan, to elect that such Revolving Credit Loan become a Revolving Credit Prime Loan), by giving notice of such election to Lender by 10:00 a.m. (St. Louis time) on the Business Day of, in the case of the election of the Prime Rate, and by 10:00 a.m. (St. Louis time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the then current Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of Lender under Section 6 of this Agreement, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrowers shall not be permitted to renew any Revolving Credit LIBOR Loan as a Revolving Credit LIBOR Loan or to convert any Revolving Credit Prime Loan into a Revolving Credit LIBOR Loan. If Lender does not receive a notice of election for a Revolving Credit LIBOR Loan pursuant to this Section 2.05(a) within the applicable time limits specified herein, Borrowers shall be deemed to have elected to pay such Revolving Credit LIBOR Loan in whole pursuant to Section 2.10 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Revolving Credit LIBOR Loan on such date as a Revolving Credit Prime Loan.

          (b) Borrowers may not have outstanding and Lender shall not be obligated to make more than five (5) LIBOR Loans at any one time.

     2.06 Interest Rates.
          --------------
          (a)      So   long  as  no  Event  of  Default  has  occurred  and  is
continuing, each Revolving Credit Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Prime Loan is made until it becomes due, at a rate per annum equal to the Adjusted Prime Rate. So long as any Event of Default has occurred and is continuing, each Revolving Credit Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Revolving Credit Prime Loan is made until it becomes due, at a rate per annum equal to Two Percent (2.00%) over and above the Adjusted Prime Rate. Such interest shall be payable monthly in arrears on the first (1st) day of each month commencing on the first such date after such Revolving Credit Prime Loan is made, and at the maturity of the Revolving Credit Note (whether by reason of acceleration or otherwise). From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, each Revolving Credit Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Two Percent (2.00%) over and above the Adjusted Prime Rate.

          (b)      So   long  as  no  Event  of  Default  has  occurred  and  is
continuing, each Revolving Credit LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. So long as any Event of Default has occurred and is continuing, each Revolving Credit LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Two Percent (2.00%) over and above the applicable LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of such Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period, and at the maturity of the Revolving Credit Note (whether by reason of acceleration or otherwise). From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, each Revolving Credit LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Two Percent (2.00%) over and above the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such Revolving Credit LIBOR Loan or (ii) the Adjusted Prime Rate.

          (c) Lender shall determine each interest rate applicable to the Loans under this Agreement and its determination thereof shall be conclusive in the absence of manifest error.

     2.07 Computation of Interest.  Interest on Prime Loans  hereunder shall be
          -----------------------
computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

     2.08 Fees.
          ----
          (a) Contemporaneously with the execution of this Agreement, Borrowers shall jointly and severally pay Lender a nonrefundable upfront fee in the amount of $100,000.00.

          (b) From and including the date of this Agreement to but excluding the last day of the Revolving Credit Period, Borrowers shall jointly and severally pay a nonrefundable commitment fee on the unused portion of Lender's Revolving Credit Commitment (determined by subtracting the Total Revolving Credit Outstandings from the amount of Lender's Revolving Credit Commitment) at the rate of One-Fourth of One Percent per annum. Said commitment fee shall be (i) calculated on a daily basis, (ii) payable monthly in arrears on the first (1st) day of each month during the Revolving Credit Period, commencing May 1, 2002, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 360-day year basis.

          (c) Borrowers hereby jointly and severally agree to reimburse Lender upon demand for any reasonable out-of-pocket costs and expenses incurred by Lender in connection with any collateral examination conducted by Lender, including, without limitation, the actual travel, meals and lodging expenses for Lender's field examiners plus a per diem cost for each field examiner at the rate of $750.00 per day (based upon an 8-hour day).

          (d) If Borrowers repay all of Borrowers' Obligations and Lender's Revolving Credit Commitment is terminated prior to the last day of the Revolving Credit Period for whatever reason, Borrowers shall jointly and severally pay Lender on the date of such repayment and early termination an early termination fee in an amount equal to: (i) Two Percent (2.00%) of Lender's Revolving Credit Commitment in effect as of the close of business on the Business Day prior to the date of such repayment and early termination if such repayment and early termination occurs on or before April 4, 2003, (ii) One Percent (1.00%) of Lender's Revolving Credit Commitment in effect as of the close of business on the Business Day prior to the date of such repayment and early termination if such repayment and early termination occurs after April 4, 2003, but on or before April 4, 2004, and (iii) One-Half of One Percent (0.50%) of Lender's

Revolving Credit Commitment in effect as of the close of business on the Business Day prior to the date of such repayment and early termination if such repayment and early termination occurs after April 4, 2004, but on or before April 4, 2005.

     2.09 Method of Making Interest and Other Payments; Application of Payments.
          ---------------------------------------------------------------------
Lender may, at its option, deem interest, fees and other amounts payable by Borrowers under this Agreement (other than the principal balance of the Revolving Credit Loans) to be paid by causing a Revolving Credit Prime Loan to be made to Borrowers in such amount(s). For the purpose of calculating Unused Availability, any payment by or for the account of any of the Borrowers deposited into Lender's operating account at U.S. Bank National Association or to such other blocked account at such other financial institution as Lender shall designate shall be applied by the Lender against the then outstanding Borrowers' Obligations (conditional upon final collection) on the Business Day on which Lender's Business Credit Division receives notice of such deposit of funds into such account if such notice is received at or before 12:00 noon. (St. Louis time) or if received after 12:00 noon. (St. Louis time) any such deposit shall be applied by the Lender against the then outstanding Borrowers' Obligations on the next following Business Day. Any item of payment so credited against Borrower's Obligations which is thereafter dishonored or otherwise returned unpaid shall be debited against Borrower's Obligations effective as of the date such prior credit of such item was made. Solely for the purpose of calculating interest earned by Lender, payment by or for the account of Borrowers shall be applied by the Lender on account of the Borrowers' Obligations on the second (2nd) Business Day after a deposit of funds is made in the amount of that payment in Lender's operating account at U.S. Bank National Association (if such deposit is made by other than a wire transfer into such account at or before 12:00 noon. (St. Louis time)) or to such other operating account at such other financial institution as Lender shall designate. If any such payment is made by wire transfer into Lender's operating account at U.S. Bank National Association at or before 12:00 noon. (St. Louis time), for the purpose of calculating interest earned by Lender, the amount of such deposit shall be applied by the Lender on account of the Borrowers' Obligations on the date of receipt of such wire transfer of funds. Deposits received after 12:00 noon. (St. Louis time) shall be deemed to have been received or deposited on the following Business Day.

     2.10 Prepayments.
          -----------
          (a) Borrowers may, upon notice to Lender specifying that they are paying the Revolving Credit Prime Loans, pay without penalty or premium the Revolving Credit Prime Loans in whole at any time or in part from time to time, by paying the principal amount to be paid.

          (b) Borrowers may, upon at least three (3) Eurodollar Business Day's notice to Lender specifying that they are paying the Revolving Credit LIBOR Loans, pay the Revolving Credit LIBOR Loans to which a given Interest Period applies, in whole, or in part in amounts aggregating $1,000,000.00 or any larger multiple of $250,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 2.12; provided, however, that in no event may Borrowers make a partial payment of Revolving Credit LIBOR Loans which results in the total outstanding Revolving Credit LIBOR Loans with respect to which a given Interest Period applies being greater than $0.00 but less than $1,000,000.00.

          (c) A notice of prepayment from any of the Borrowers may not be revoked by Borrowers.

     2.11 General  Provisions as to Payments.  Borrowers shall make each payment
          ----------------------------------
of principal of, and interest on, the Loans and of fees and all other amounts payable by any of the Borrowers under this Agreement, not later than 12:00 noon (St. Louis time) on the date when due and payable, in Federal or other funds immediately available in St. Louis, Missouri, to Lender at its address referred to in Section 7.07. All payments received by Lender after 12:00 noon (St. Louis time) shall be deemed to have been received by Lender on the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     2.12  Funding  Losses.  Notwithstanding  any  provision  contained  in this
           ---------------
Agreement to the contrary, if (a) Borrowers shall make any payment of principal with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto, whether as a result of a scheduled payment, a voluntary prepayment, a mandatory prepayment, maturity, acceleration or otherwise, (b) any LIBOR Loan is converted to a Prime Loan pursuant to Section 2.13, Section 2.14 or Section 2.15 on any day other than the last day of the Interest Period applicable thereto, or (c) Borrowers fail to borrow or pay any LIBOR Loan after notice has been given to by any of the Borrowers to Lender in accordance with Section 2.03, 2.05, 2.10 or otherwise, contemporaneously with each such payment, conversion or failure to borrow or pay, Borrowers shall jointly and severally reimburse Lender on demand for any resulting losses and expenses incurred by Lender, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties and any loss of margin for the period after any such payment, conversion or failure to borrow, provided that Lender shall have delivered to Borrowers a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

     2.13 Basis for  Determining  Interest Rate  Inadequate  or Unfair.  If with
          ------------------------------------------------------------
respect to any Interest Period:

          (a) deposits in dollars (in the applicable amounts) are not being offered to Lender in the relevant market for such Interest Period, or

          (b) Lender determines that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to Lender of maintaining or funding the LIBOR Loans for such Interest Period,

Lender shall forthwith give notice thereof to Borrowers which notice shall set forth in detail the basis for such notice, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist,
(i) the LIBOR Rate shall not be available to Borrowers as an interest rate option on any Loans, and (ii) all of the then outstanding Revolving Credit LIBOR Loans shall automatically convert to Revolving Credit Prime Loans on the last day of the then current Interest Period applicable to each such Revolving Credit LIBOR Loan. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.12.

     2.14 Illegality.  If, after the date of this Agreement, the adoption of any
          ----------
applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make, maintain or fund LIBOR Loans to Borrowers, Lender shall forthwith give notice thereof to Borrowers. Upon receipt of such notice, Borrowers shall convert all of the then outstanding LIBOR Loans on either
(a) the last day of the then current Interest Period applicable to such LIBOR Loan if Lender may lawfully continue to maintain and fund such LIBOR Loan to such day or (b) immediately if Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Prime Loan in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 2.12.

     2.15 Increased Cost.
          --------------
          (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

               (A) shall subject Lender to any tax, duty or other charge with respect to the LIBOR Loans, the Revolving Credit Note or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to Lender of the principal of or interest on the LIBOR Loans or any other amounts due under this Agreement in respect of the LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of Lender); or

               (B)  shall  impose,   modify  or  deem   applicable  any  reserve
     (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, Lender or shall, with respect to Lender impose, modify or deem applicable any other condition affecting the LIBOR Loans, the Revolving Credit Note or Lender's obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Credit Note with respect thereto, by an amount deemed by Lender to be material, and if Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by Lender to Borrowers, which notice shall set forth Lender's supporting calculations and the details of the Regulatory Change, Borrowers shall jointly and severally pay Lender, as additional interest, such additional amount or amounts as will compensate Lender for such increased cost or reduction. The determination by Lender under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods.

          (b) If Lender demands compensation under Section 2.15(a) above, Borrowers may at any time, upon at least three (3) Eurodollar Business Day's prior notice to Lender, convert their then outstanding LIBOR Loans to Prime Loans in an equal principal amount. Interest accrued on each such LIBOR Loan prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section
2.12 and this Section 2.15.

     2.16 Prime Loans  Substituted  for Affected LIBOR Loans. If notice has been
          --------------------------------------------------
given by Lender  pursuant to Sections  2.13 or 2.14 or by Borrowers  pursuant to
Section 2.15 requiring LIBOR Loans to be repaid or converted to Prime Loans, then, unless and until Lender notifies Borrowers that the circumstances giving rise to such repayment or conversion no longer apply, all Loans which would otherwise be made by Lender to Borrowers as LIBOR Loans shall be made instead as Prime Loans. Lender shall promptly notify Borrowers if and when the circumstances giving rise to such repayment or conversion no longer apply.

     2.17 Capital Adequacy.  If, after the date of this Agreement,  Lender shall
          ----------------
have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on Lender's capital in respect of its obligations under this Agreement to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy), then from time to time Borrowers shall jointly and severally pay to Lender upon demand such additional amount or amounts as will compensate Lender for such reduction. All determinations made in good faith by Lender of the additional amount or amounts required to compensate Lender in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lender may use any reasonable averaging and attribution methods. In the event Lender shall at any time demand any payment under this Section 2.17, Borrowers may, at their option, within ninety (90) days of any such demand for payment hereunder from Lender, repay in full all of Borrowers' Obligations (including any amounts then due under this Section 2.17 or Section 2.12) but without obligation to pay the early termination fee required under Section 2.08(d).

     2.18 Survival of Indemnities.  All indemnities and all provisions  relating
          -----------------------
to reimbursement to Lender of amounts sufficient to protect the yield to Lender with respect to the Loans, including, without limitation, Sections 2.12, 2.13, 2.14, 2.15 and 2.17 hereof, shall survive the payment of the Revolving Credit Note and the other Borrowers' Obligations and the termination of this Agreement.

     2.19 Discretion  of Lender as to Manner of  Funding.   Notwithstanding  any
          ----------------------------------------------
provision contained in this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of the LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of Lender's funding losses and expenses under Section 2.12) shall be made as if Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate.

     2.20 Taxes.
          -----
          (a) Any and all payments by Borrowers to or for the account of Lender under or in respect of this Agreement, any Note and/or any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any of the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable by Borrowers to Lender under or in respect of this Agreement, the Note and/or any other Transaction Document, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20(a)) Lender receives an amount equal to the sum it would have received had no such deduction of Taxes been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrowers shall furnish to Lender, at its address referred to in Section 7.07, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made under or in respect of this Agreement, the Note and/or any other Transaction Document or from the execution or delivery of, or otherwise with respect to, this Agreement, the Note and/or any other Transaction Document (hereinafter referred to as "Other Taxes").

          (c) Borrowers jointly and severally agree to indemnify Lender for the full amount of Taxes or Other Taxes, respectively (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.20), paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date Lender makes demand therefor, accompanied by a certificate of Lender setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.

          (d) The provisions of this Section 2.20 shall survive any expiration or termination of this Agreement and the payment of the Revolving Credit Note and the other Borrowers' Obligations.

SECTION 3.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.
--------------------------------------------------------
     3.01  Initial Loan  or  Letter of  Credit.  Notwithstanding  any  provision
           -----------------------------------
contained in this Agreement to the contrary, Lender shall have no obligation to make the initial Loan under this Agreement or to issue the initial Letter of Credit under this Agreement unless Lender shall have first received:

          (a) this Agreement and the Revolving Credit Note, each duly executed by each of the Borrowers;

          (b) the Security Agreements (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed, respectively, by each of the Borrowers;

          (c) the Illinois Mortgage (which must be in form and substance satisfactory to Lender) on Kable News' real property and improvements located in Mt. Morris, Illinois, and such Uniform Commercial Code financing statements, mortgage waivers and other documents as Lender may require in connection therewith, each duly executed by Kable News;

          (d) the Ohio Mortgage (which must be in form and substance satisfactory to Lender) on Kable Fulfillment's real property and improvements located in Marion, Ohio, and such Uniform Commercial Code financing statements, mortgage waivers and other documents as Lender may require in connection therewith, each duly executed by Kable Fulfillment;

          (e) the Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by Kable News;

          (f) the Stock Pledge Agreements (which must be in form and substance satisfactory to Lender) and such stock powers, signed in blank, original stock certificates, Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed, respectively, by each of Kable News and Kable Distribution;

          (g) the Stock Pledge Agreement of the Principal Shareholder with respect to the issued and outstanding stock of Kable News (which must be in form and substance satisfactory to Lender) and such stock powers, signed in blank, original stock certificates, Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by the Principal Shareholder;

          (h)      the   Guaranties   (which  must  be  in  form  and  substance
satisfactory to Lender), each duly executed by each of the Guarantors;

          (i) the Subsidiary Security Agreements (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by each of the Guarantors;

          (j) the Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by Kable News' Subsidiary, Magazine Connection Inc.;

          (k) Collateral Assignments of Membership Interests (which must be in form and substance satisfactory to Lender) and such stock or instrument powers, signed in blank, original membership certificates, if any, Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by each of Kable News' Subsidiaries, Distribunet Inc. and Magazine Connection Inc.;

          (l) Collateral Assignments of Limited Partnership Interests (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, each duly executed by each of Kable News' Subsidiaries, Distribunet Inc. and Magazine Connection Inc., and a Collateral Assignments of General Partnership Interest (which must be in form and substance satisfactory to Lender) and such Uniform Commercial Code financing statements and other documents as Lender may require in connection therewith, duly executed by Kable News' Subsidiary, Magazinet Management, L. L. C.;

          (m) a title commitment for an ALTA Loan Policy (Form 1970) for the real property covered by the Illinois Mortgage in an amount acceptable to Lender, with no exceptions unless previously approved by Lender and with such affirmative coverages as Lender shall require, including, without limitation, a zoning endorsement, a comprehensive endorsement (CLTA Form 100), a future advance endorsement, a tie-in endorsement, a survey endorsement and a last dollar endorsement;

          (n) copies of all recorded plats and title exceptions affecting the real property covered by the Illinois Mortgage;

          (o) a survey of the real property covered by the Illinois Mortgage satisfying title insurer and ALTA minimum standard detail requirements including improvements, utilities, easements, rights-of-way, restrictions and building lines, adjacent streets and flood plain certification;

          (p) such environmental assessments of the real property covered by the Illinois Mortgage as shall be required by the Lender, including, without limitation, appropriate environmental inspections, tests and record searches, and a report thereof by an environmental engineer or other Person satisfactory to the Lender stating there is no evidence of hazardous or toxic materials on or affecting any such real property which is not otherwise in compliance with all Environmental Laws, together with a reliance letter acceptable to the Lender;

          (q) a title commitment for an ALTA Loan Policy (Form 1970) for the real property covered by the Ohio Mortgage in an amount acceptable to Lender, with no exceptions unless previously approved by Lender and with such affirmative coverages as Lender shall require, including, without limitation, a zoning endorsement, a comprehensive endorsement (CLTA Form 100), a future advance endorsement, a tie-in endorsement, a survey endorsement and a last dollar endorsement;

          (r) copies of all recorded plats and title exceptions affecting the real property covered by the Ohio Mortgage;

          (s) a survey of the real property covered by the Ohio Mortgage satisfying title insurer and ALTA minimum standard detail requirements including improvements, utilities, easements, rights-of-way, restrictions and building lines, adjacent streets and flood plain certification;

          (t) such environmental assessments of the real property covered by the Ohio Mortgage as shall be required by the Lender, including, without limitation, appropriate environmental inspections, tests and record searches, and a report thereof by an environmental engineer or other Person satisfactory to the Lender stating there is no evidence of hazardous or toxic materials on or affecting any such real property which is not otherwise in compliance with all Environmental Laws, together with a reliance letter acceptable to the Lender;

          (u) a written appraisal report from an appraiser acceptable to Lender, evidencing such appraiser's orderly liquidation value appraisal of all of the Borrowers' and their Subsidiaries' machinery and equipment;

          (v) Completion by Lender of its field audit of Borrowers and their Subsidiaries with results of such field audit being satisfactory to Lender, and including Lender's review and evaluation of Borrowers' practice of estimating daily sales and then subsequently adjusting such estimated sales to actual sales;

          (w) Completion by Lender of its review of such of the publisher contracts of Borrowers and their Subsidiaries as Lender deems appropriate;

          (x)      Completion   by  Lender  of  its  review  of  all  contingent
liabilities of Borrowers and their Subsidiaries, including any being acquired by Borrowers as of the date hereof;

          (y) a copy of resolutions of the Boards of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Revolving Credit Note and the other
Transaction Documents executed by each of the Borrowers, certified by the Secretary of each such Borrower;

          (z) a copy of the Articles of Incorporation of Kable News, including any amendments thereto, certified by the Secretary of State of the State of Illinois;

          (aa)     a  copy  of  the  Certificate  of   Incorporation   of  Kable
Fulfillment, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

          (bb)     a  copy  of  the  Certificate  of   Incorporation   of  Kable
Distribution, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

          (cc) a copy of the Bylaws of each of the Borrowers, including any amendments thereto, certified by the Secretary of each such Borrower;

          (dd) an incumbency certificate, executed by the Secretary of each of the Borrowers, which shall identify by name and title and bear the signatures of all of the officers of each such Borrower executing any of the Transaction Documents;

          (ee) certificates of corporate good standing of Kable News issued by the Secretaries of States of the States of Illinois, New York and California;

          (ff) certificates of corporate good standing of Kable Fulfillment issued by the Secretaries of States of the States of Delaware and Ohio;

          (gg) certificates of corporate good standing of Kable Distribution issued by the Secretary of State of the State of Delaware;

          (hh) a copy of the Certificate of Incorporation, including any amendments thereto, of each of the Guarantors other than Kable News Company of Canada Ltd., each certified by the Secretary of State of the State of Delaware, and of Kable News Company of Canada Ltd., certified by the Minister of Consumer and Commercial Relations of Ontario, Canada;

          (ii) a copy of the Bylaws of each of the Guarantors, including any amendments thereto, certified by the Secretary, a Member, a General Partner or other authorized representative of each such Guarantor;

          (jj) an incumbency certificate, executed by the Secretary, a Member, a General Partner or other authorized representative of each of the Guarantors, which shall identify by name and title and bear the signatures of all of the officers, managers, partners or other authorized signatories of each such Guarantor executing any of the Guaranties, Subsidiary Security Agreements or other Transaction Documents;

          (kk) certificates of corporate good standing of each of the Guarantors issued by the Secretaries of States of the States of Delaware, for Magazine Connection Inc. issued by the Secretary of State of the State of Texas, and for Magazinet, L.P. issued by the Secretary of State of the State of Illinois;

          (ll) an opinion of counsel of Jacobs Persinger & Parker, outside counsel to Borrowers and the Guarantors, in form and substance satisfactory to Lender and Lender's counsel;

          (mm)     the  initial  Borrowing Base Certificate  required by Section
2.01(b);

          (nn)     the Notice of Borrowing required by Section 2.03;

          (oo) evidence of the proper filing of UCC-1 Financing Statements perfecting first priority security interests in favor of Lender in all of the Collateral and all of the Third Party Collateral;

          (pp)     UCC-3   Termination   Statements  for  all  UCC-1   Financing
Statements filed of record against any of the Borrowers or Guarantors other than UCC-1 Financing Statements relating to Permitted Liens;

          (qq) evidence satisfactory to Lender of the insurance required by this Agreement and the other Transaction Documents together with loss payable endorsements in form and substance satisfactory to Lender, duly executed by the insurance company;

          (rr)     Completion   by  Lender  of  its  review  of  all   financial
statements and other Exhibits and Schedules required by this Agreement and the other Transaction Documents as of the date hereof;

          (ss) a copy of Borrowers' consolidated statement of daily cash flows for the preceding six month period in form and substance satisfactory to Lender, certified by the principal financial officer of each of the Borrowers;

          (tt) Completion by Lender of its review of Borrowers' projected financial statements for their next fiscal year, including monthly projections for each fiscal month during such fiscal year;

          (uu) a letter of direction from Borrowers with respect to the disbursement of the proceeds of the initial Loan(s) under this Agreement;

          (vv) such mortgagee, bailee, landlord or warehousemen's waivers as Lender may deem necessary regarding locations at which any Collateral and/or Third Party Collateral is or will be stored or otherwise located;

          (ww) a payoff letter from Bank One, NA (formerly known as or successor by merger to American National Bank and Trust Company of Chicago) in form and substance satisfactory to Lender;

          (xx) evidence satisfactory to Lender that, after the payoff of Bank One, NA (formerly known as or successor by merger to American National Bank and Trust Company of Chicago), Borrowers have Unused Availability of at least $3,000,000.00; and

          (yy)     such   other   agreements,    documents,    instruments   and
certificates as Lender may reasonably request.

     Any one or more of the conditions set forth above which have not been satisfied by Borrowers on or prior to the date of disbursement of the initial Loan under this Agreement or the date of the issuance of the initial Letter of Credit under this Agreement shall not be deemed permanently waived by Lender unless Lender shall waive the same in a writing which expressly states that the waiver is permanent, and in all cases in which the waiver is not stated to be permanent Lender may at any time subsequent thereto insist upon compliance and satisfaction of any such condition as a condition to any subsequent Loan and/or any subsequent Letter of Credit under this Agreement and failure to Borrowers to comply with any such condition within five (5) Business Day's written notice from Lender to Borrowers shall constitute an Event of Default.

     3.02 All Loans.  Notwithstanding  any provision contained in this Agreement
          ---------
to the contrary, Lender shall have no obligation to make any Loan under this Agreement unless:

          (a) if such Loan is a Revolving Credit Loan, Lender shall have received a current Borrowing Base Certificate as required by Section 2.01(b) and the current Borrowing Base reconciliations required by Section 2.01(c);

          (b) if such Loan is a Revolving Credit Loan, Lender shall have received a Notice of Borrowing for such Revolving Credit Loan as required by
Section 2.03;

          (c) both immediately before and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing;

          (d) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrowers and its Subsidiaries, taken as a whole, shall have occurred since the date of this Agreement and be continuing; and

          (e) all of the representations and warranties made by any of the Borrowers and/or any other Obligor in this Agreement and/or in any other Transaction Document shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of the date of such Loan (and for purposes of this Section 3.02(e), the representations and warranties made by Borrowers in Section 4.04 shall be deemed to refer to the most recent financial statements of Borrowers delivered to Lender pursuant to Section 5.01(a)).

     Each request for a Loan by any of the Borrowers under this Agreement shall be deemed to be a representation and warranty by each of the Borrowers on the date of such Loan as to the facts specified in clauses (c), (d) and (e) of this
Section 3.02.

     3.03 All Letters of Credit. Notwithstanding any provision contained in this
          ---------------------
Agreement to the contrary, Lender shall have no obligation to issue any Letter of Credit under this Agreement unless:

          (a)      Lender   shall  have  received  a  current   Borrowing   Base
Certificate as required by Section 2.01(b) and the current Borrowing Base reconciliations required by Section 2.01(c);

          (b) Lender shall have received a Letter of Credit Request for such Letter of Credit as required by Section 2.02(a);

          (c) Lender shall have received a Letter of Credit Application for such Letter of Credit as required by Section 2.02(a), duly executed by any of the Borrowers as account party and applicant;

          (d) Borrowers shall have complied with all of the procedures and requirements set forth in Section 2.02;

          (e) both immediately before and immediately after giving effect to the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing;

          (f) no material adverse change in the Properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of Borrowers and its Subsidiaries, taken as a whole, shall have occurred since the date of this Agreement and be continuing;

          (g) all of the representations and warranties made by any of the Borrowers and/or any other Obligor in this Agreement and/or in any other

Transaction Document shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (and for purposes of this Section 3.03(g), the representations and warranties made by Borrowers in Section
4.04 shall be deemed to refer to the most recent financial statements of Borrowers delivered to the Lender pursuant to Section 5.01(a)); and

          (h) Lender shall have received such other documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by any of the Borrowers under this Agreement shall be deemed to be a representation and warranty by each of the Borrowers on the date of the issuance of such Letter of Credit as to the facts specified in clauses (e), (f) and (g) of this Section 3.03.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.
------------------------------------------
     Borrowers hereby represent and warrant to Lender that:

     4.01 Existence and Power. Each of the Borrowers and each Subsidiary: (a) is
          -------------------
duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate or other powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to have could not reasonably be expected to have a Material Adverse Effect; and (d) is qualified to transact business as a foreign entity in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

     4.02 Authorization.  The execution, delivery and performance by each of the
          -------------
Borrowers of this Agreement, the Revolving Credit Note, the Letter of Credit Applications and the other Transaction Documents to which any of the Borrowers is a party are within the corporate powers of each such Borrower and have been duly authorized by all necessary corporate action on the part of each of the Borrowers.

     4.03 Binding Effect.  This Agreement, the Revolving Credit Note, the Letter
          --------------
of Credit Applications and the other Transaction Documents to which any of the Borrowers is a party and which have been executed contemporaneously with or prior to the execution of this Agreement have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Letter of Credit Applications and the other Transaction Documents to which any of the Borrowers is a party which were not executed contemporaneously with or prior to the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of such Borrowers enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.04 Financial Statements.  Each of the Borrowers has furnished Lender with
          --------------------
the following financial statements, identified by the chief financial officer of each of the Borrowers: (a) consolidated balance sheets and statements of income, retained earnings and cash flows of the Principal Shareholder and its subsidiaries as of and for the fiscal years ended April 30, 2001, April 30, 2000 and April 30, 1999 (including segment footnote financial information with respect to Kable News and its Subsidiaries), all certified by Borrowers' independent certified public accountants, which financial statements have been prepared in accordance with GAAP consistently applied; and (b) unaudited consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows of Kable News and its Subsidiaries as of and for the nine fiscal months ended January 31, 2002, all certified by the chief financial officer of each of the Borrowers as being true and correct to the best of his or her knowledge and as being prepared in accordance with GAAP consistently applied. Each of the Borrowers further represents and warrants to Lender that
(a) said balance sheets and their accompanying notes fairly present the condition of Borrowers and their Subsidiaries as of the dates thereof, (b) there has been no material adverse change in the condition or operation, financial or otherwise, of any of the Borrowers and their Subsidiaries, taken as a whole, since January 31, 2002, and (c) none of the Borrowers nor any of their respective Subsidiaries had any direct or contingent liabilities which were not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

     4.05  Litigation.  Except as disclosed on  Schedule 4.05  attached  hereto,
           ----------
there is no action or proceeding pending or, to the knowledge of any of the Borrowers, threatened against or affecting any of the Borrowers or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official which, if determined adversely against any Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. None of the Borrowers nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, instrumentality, authority, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against any Borrower or any Subsidiary.

     4.06 Pension and Welfare Plans. Each Pension Plan and Welfare Plan complies
          -------------------------
in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; none of the Borrowers nor any Subsidiary nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; none of the Borrowers nor any Subsidiary nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; none of the Borrowers nor any Subsidiary nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; none of the Borrowers nor any Subsidiary nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by any Borrower or any Subsidiary or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by any of the Borrowers or any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty; and none of the Borrowers nor any Subsidiary nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of Borrowers and their respective Subsidiaries delivered by Borrowers to Lender or on Schedule 4.06 attached hereto, none of the Borrowers nor any Subsidiary nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

     4.07 Tax Returns and Payment. Each of the Borrowers and each Subsidiary has
          -----------------------
filed all Federal, state, local, foreign and other income and other tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon such Borrower or such Subsidiary, as the case may be, and/or upon their respective Properties, assets, income and franchises which have become due and payable by such Borrower or such Subsidiary, as the case may be, except those wherein the amount, applicability or validity are being contested by such Borrower or such Subsidiary, as the case may be, by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. There is no asserted or assessed (or to each of the Borrowers' knowledge, proposed) tax deficiency against any Borrower or any Subsidiary which, if determined adversely against any Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.

     4.08 Subsidiaries. None of the Borrowers has any Subsidiaries other than as
          ------------
identified on Schedule 4.08 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 4.08 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of capital stock or other equity interests authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by one or more of the Borrowers or one or more of their respective Subsidiaries. All of the issued and outstanding capital stock or other equity interests of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on
Schedule 4.08 attached hereto, none of the Borrowers nor any Subsidiary, individually or collectively, owns or holds, directly or indirectly, any capital stock of or equity interest in any corporation, partnership, limited liability company or other entity other than Borrowers' Subsidiaries. Borrowers may at any time amend, modify or supplement Schedule 4.08 by notifying Lender in writing of any changes thereto, including any formation, acquisition, merger or liquidation of any Subsidiary or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement, and thereby the representations and warranties contained in this Section 4.08 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

     4.09   Compliance With Other Instruments; None Burdensome.   None   of  the
            --------------------------------------------------
Borrowers nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate or other restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on Borrowers' financial statements heretofore submitted to Lender; none of the execution and delivery by any of the Borrowers of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any of the Borrowers, or any of the provisions of the Articles or Certificates of Incorporation or Bylaws of any of the Borrowers or any of the provisions of any indenture, agreement, document, instrument or undertaking to which any of the Borrowers is a party or subject, or by which any of the Borrowers or any Property of any of the Borrowers is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Lender pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents, other than filing of financing statements with respect to the Collateral and other than the recording of the Illinois Mortgage and the Ohio Mortgage.

     4.10 Other Debt, Guarantees and Capitalized Leases.  Except as disclosed on
          ---------------------------------------------
Schedule 4.10 attached hereto, none of the Borrowers nor any Subsidiary is a borrower, guarantor or obligor with respect to, or a lessee under, any Debt, Guarantees or Capitalized Leases. Borrowers may at any time amend, modify or supplement Schedule 4.10 by notifying Lender in writing of any changes thereto, and thereby the representations and warranties contained in this Section 4.10 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

     4.11 Labor Matters.  None of the Borrowers nor any Subsidiary is a party to
          -------------
any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which any Borrower or any Subsidiary is subject. Hours worked and payments made to the employees of Borrowers and their respective Subsidiaries have not been in violation of (a) the Fair Labor Standards Act or (b) any other applicable law dealing with such matters, the violation of which could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books.

     4.12 Title to Property.   Each of the Borrowers and each  Subsidiary is the
          -----------------
sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for such Borrower or such Subsidiary to conduct its business, and all of such Property is free and clear of all Liens other than Permitted Liens. Each Borrower and each Subsidiary enjoys peaceful and undisturbed possession in all material respects under all leases under which it is operating as a lessee.

     4.13 Regulation U.  None of the Borrowers is engaged principally, or as one
          ------------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Lender, Borrowers shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     4.14 Multi-Employer  Pension  Plan Amendments Act of 1980.   Each   of  the
          ----------------------------------------------------
Borrowers and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and none of the Borrowers nor any Subsidiary has any liability for pension contributions pursuant to MEPPAA.

     4.15 Investment  Company Act of 1940; Public Utility Holding Company Act of
          ----------------------------------------------------------------------
1935.  None of the Borrowers is an "investment  company" as that term is defined
----
in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of the Borrowers is a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     4.16 Patents, Trademarks, Copyrights, Licenses, Etc. Except as disclosed on
          ----------------------------------------------
Schedule 4.16 attached hereto, none of the Borrowers nor any Subsidiary has any patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, copyrights, licenses or other intellectual property which are material to the business of the Borrowers and their Subsidiaries, taken as a whole. Borrowers may at any time amend, modify or supplement Schedule 4.16 by notifying Lender in writing of any changes thereto, and thereby the representations and warranties contained in the first sentence of this Section
4.16 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement. Each Borrower and each Subsidiary possesses all necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property to conduct its business, and to the best of the Borrowers' knowledge each Borrower and each Subsidiary possesses all such necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person.

     4.17  Environmental and Safety and Health Matters.  Except as  disclosed on
           -------------------------------------------
Schedule 4.17 attached hereto: (a) the operations of each of the Borrowers and each Subsidiary comply with all applicable Environmental Laws and all applicable Occupational Safety and Health Laws, the violation or noncompliance with which could reasonably be expected to have a Material Adverse Effect; (b) none of the operations of any Borrower or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if determined adversely against any Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (c) none of the operations of any of the Borrowers or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any Release of Hazardous Substances or any unsafe or unhealthful condition at any premises owned, leased or operated by such Borrower or such Subsidiary, which, if determined adversely to any Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (d) none of the Borrowers nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, leakage or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by such Borrower or such Subsidiary; and
(e) none of the Borrowers nor any Subsidiary has any material contingent liability in connection with (i) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or
(ii) any unsafe or unhealthful condition at any premises owned, leased or operated by such Borrower or such Subsidiary.

     4.18  Investments.  None  of the  Borrowers  nor  any  Subsidiary  has  any
           -----------
Restricted Investments.

     4.19  No Default.  No Default or Event of Default under this  Agreement has
           ----------
occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which any Borrower or any Subsidiary is a party or by which any Property of any of the Borrowers or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Each Borrower and each Subsidiary has and is in full compliance with and in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the best of Borrowers' knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as any such Borrower or such Subsidiary, as the case may be. None of the Borrowers nor any Subsidiary of any of the Borrowers is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

     4.20  Government Contracts.  None of the Borrowers nor any  Subsidiary is a
           --------------------
party to or bound by any supply or purchase agreements with the Federal government or any state or local government or any agency thereof, the termination or cancellation of which could reasonably be expected to have a Material Adverse Effect.

     4.21   Purchase and Other Commitments and Outstanding Bids.   No   material
            ---------------------------------------------------
purchase or other commitment of any of the Borrowers or any Subsidiary is in excess of the normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or, to the best of Borrowers' knowledge, contains terms and conditions more onerous than those usual and customary in the applicable industry. There is no material outstanding bid, sales proposal, contract or unfilled order of any of the Borrowers or any Subsidiary which (a) will, or could if accepted, require any Borrower or any Subsidiary to supply goods or services at a cost to any of the Borrowers or any Subsidiary in excess of the revenues to be received therefor or (b) quotes prices which do not include a markup over reasonably estimated costs consistent with past markups on similar business based on market conditions current at that time.

     4.22  Disclosure.  Neither  this  Agreement  nor  any  of the  Exhibits  or
           ----------
Schedules hereto nor any certificate or other data furnished to Lender in writing by or on behalf of any of the Borrowers or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of Borrowers, there is no fact peculiar to any of the Borrowers or any Subsidiary which presently has a Material Adverse Effect or in the future (so far as Borrowers can now foresee) could reasonably be expected to have a Material Adverse Effect, which has not heretofore been disclosed in writing by Borrowers to Lender.

SECTION 5.  COVENANTS.
---------------------
     5.01  Affirmative Covenants of Borrowers.  Each of the Borrowers  covenants
           ----------------------------------
and agrees that, so long as Lender has any obligation to make any Loan or to issue any Letter of Credit under this Agreement, any Letter of Credit remains outstanding or any of the Borrowers' Obligations remain unpaid:

          (a)      Information. Borrowers will deliver to Lender:
                   -----------
          (i) as soon as available  and in any event  within one hundred  twenty
     (120) days after the end of each fiscal year of Borrowers, (x) for the fiscal year ending April 30, 2002: (1) consolidated balance sheet of the Principal Shareholder and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year (including segment supplementary financial information with respect to Kable News and its Subsidiaries), setting forth in each case, in comparative form, the figures for the previous fiscal year, and (2) the consolidated balance sheet of Kable News and its Subsidiaries as of the end of such fiscal year, and (y) for fiscal years subsequent to the fiscal year ending April 30, 2002, the consolidated balance sheet of Kable News and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year (including consolidating supplementary financial information with respect to each of the Borrowers and the amounts of the provisions made for income taxes of Kable News and its Subsidiaries for such fiscal year as required for Section 5.01(q) herein), setting forth in each case, in comparative form, the figures for the previous fiscal year (other than the consolidated statements of income, retained earnings and cash flows of Kable News and its Subsidiaries for the fiscal year ending April 30, 2002 and the related supplementary financial information with respect to each of the Borrowers, which need not be set forth), all such financial statements to be prepared in accordance with GAAP consistently applied and such consolidated financial statements to be reported on by and accompanied by the unqualified opinion of McGladrey & Pullen or other independent certified public accountants selected by Borrowers and reasonably acceptable to Lender together with (A) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (B) the computations of such accountants evidencing Borrowers' compliance with the financial covenants contained in Sections 5.01(o) and 5.02(i) of this Agreement;

          (ii) as soon as available and in any event within thirty (30) days after the end of each fiscal month of each fiscal year of Borrowers, consolidated and consolidating balance sheets of Kable News and its
     Subsidiaries as of the end of such fiscal month and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal month and for the portion of Borrowers' fiscal year ended at the end of such fiscal month, setting forth in each case in comparative form, the figures for the corresponding fiscal month and the corresponding portion of Borrowers' previous fiscal year, all in reasonable detail and satisfactory in form to Lender and certified (subject to normal year-end adjustments and footnote disclosures) as to fairness of presentation, GAAP and consistency by the Presidents or the chief financial officers of each of the Borrowers;

          (iii)  simultaneously  with  the  delivery  of each  set of  financial statements referred to in Section 5.01(a)(i) and 5.01(a)(ii) above, a certificate of the Presidents or the chief financial officers of each of the Borrowers in the form attached hereto as Exhibit G and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrowers' compliance with the financial covenants contained in Sections 5.01(o) and 5.02(i) of this Agreement,
     (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrowers are taking or propose to take with respect thereto and (C) certifying that all of the representations and warranties made by any of the Borrowers and/or any other Obligor in this Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

          (iv) promptly upon receipt thereof, any reports (including, without limitation, any management letters) submitted to any Borrower or any Subsidiary (other than reports previously delivered pursuant to Sections 5.01(a)(i) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of any of the Borrowers or any Subsidiary;

          (v) within twenty-five (25) days after the end of each fiscal month of Borrowers, (A) an accounts trial balance of each of the Borrowers and their respective Subsidiaries indicating which Accounts are up to 30, 31 to 60, 61 to 90 and 91 days or more past the invoice date and including, if requested by Lender, a listing of the names and addresses of all applicable Account Debtors and (B) a summary of accounts payable of each of the Borrowers and their respective Subsidiaries showing which accounts payable are current, up to 30, 31 to 60, 61 to 90 and 91 days or more past due and including, if requested by Lender, a listing of the names and addresses of applicable creditors, all in form and detail reasonably satisfactory to Lender, reconciled to Borrowers' general ledgers and the most recent Borrowing Base Certificate and certified as being true, correct and complete in all material respects by the Presidents or the chief financial officers of each of the Borrowers;

          (vi) within thirty (30) days after the filing of each such return, the annual federal income tax returns of AMREP Corporation and its Subsidiaries and the state income tax returns of Kable News and its Subsidiaries;

          (vii) at such intervals as Lender may request, such information and reports regarding Borrowers' Inventory as Lender may from time to time reasonably request, all in form and detail reasonably satisfactory to Lender and certified as being true, correct and complete by the Presidents or the chief financial officers of each of the Borrowers;

          (viii) as soon as available and in any event at least thirty (30) days before the beginning of each fiscal year of Borrowers, consolidated and consolidating balance sheet, income statement and cash flow projections for Borrowers and their respective Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to Lender; and

          (ix) with reasonable promptness, such further information regarding the business, affairs and financial condition of any of the Borrowers or any Subsidiary as Lender may from time to time reasonably request.

     Lender is hereby authorized to deliver a copy of any financial statement or other information made available by any Borrower or any Subsidiary to any regulatory authority having jurisdiction over Lender, pursuant to any request therefor.

          (b)      Payment of Indebtedness.   Except   where   Section   5.01(e)
                   -----------------------
applies, Borrowers will, and they will cause each Subsidiary to, (i) pay and discharge any and all Indebtedness payable or Guaranteed by any such Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee; provided, however, that neither Borrowers nor any Subsidiary shall be required to pay any such Indebtedness which does not constitute Debt the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that any such Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon such Borrower or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

          (c)      Books and Records; Consultations and Inspections.   Borrowers
                   ------------------------------------------------
will, and they will cause each Subsidiary to, maintain books and records sufficient to permit the preparation of financial statements in accordance with GAAP and in which true, correct and complete entries shall be made of all dealings and transactions in relation to its business and activities. Borrowers will, and they will cause each Subsidiary to, permit Lender (and any Person appointed by Lender to whom Borrowers does not reasonably object) to discuss the affairs, finances and accounts of each Borrower and each Subsidiary with the officers of each Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as Lender may from time to time reasonably request. Borrowers will also permit, and will cause each Subsidiary to permit, inspection of their respective Properties, books and records by the Lender during normal business hours and at other reasonable times. Borrowers will jointly and severally reimburse Lender upon demand for all reasonable costs and expenses incurred by Lender in connection with any such inspection conducted by Lender while any Default or Event of Default under this Agreement has occurred and is continuing. Each of the Borrowers irrevocably authorizes Lender to communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to Lender any and all information with respect to the business and financial condition of each Borrower and each Subsidiary as Lender may from time to time reasonably request in writing.

          (d)      Payment of Taxes.  Borrowers  will,  and they will cause each
                   ----------------
Subsidiary to, duly file all Federal, state and local income tax returns and all other tax returns and reports of each such Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrowers nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that each such Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender.

          (e)      Payment of Claims.  Each of the Borrowers will, and they will
                   -----------------
cause each Subsidiary to, promptly pay and discharge (i) all trade accounts payable and normal accruals in accordance with its usual and customary business practices as in effect on the date of this Agreement (but in no event later than thirty (30) days after the due date thereof) and (ii) all claims for work, labor or materials which if unpaid could become a Lien upon any of its Property; provided, however, that neither Borrowers nor any Subsidiary shall be required to pay any such trade account payable, accrual or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that each such Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such trade accounts payable, accruals and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender.

          (f)      Existence.  Each of the Borrowers  will,  and they will cause
                   ---------
each Subsidiary to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

          (g)      Maintenance of Property. Each of the Borrowers will, and they
                   -----------------------
will cause each Subsidiary to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

          (h)      Compliance with Laws, Regulations, Etc. Each of the Borrowers
                   --------------------------------------
will, and they will cause each Subsidiary to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which any such Borrower or such Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

          (i)      Environmental Matters.  Borrowers  shall give  Lender  prompt
                   ---------------------
written  notice  of  (i) any   Environmental   Claim  or  any  other  action  or
investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to any Borrower or any Subsidiary or any of the Properties or facilities owned, leased or operated by any of the Borrowers or any Subsidiary which, if determined adversely to any Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by any of the Borrowers or any Subsidiary which constitutes a violation of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Within thirty (30) days after the giving of any such notice, Borrowers shall deliver to Lender Borrowers' plan with respect to removal or remediation and Borrowers agree to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. Borrowers shall promptly provide Lender with copies of all documentation relating thereto, and such other information with respect to environmental matters as Lender may request from time to time.

          (j)      ERISA Compliance.  If any of the Borrowers, any Subsidiary or
                   ----------------
any ERISA Affiliate shall have any Pension Plan, such Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, Borrowers will not, and they will not cause or permit any Subsidiary or any ERISA Affiliate to:

          (i) permit any Pension Plan maintained by any Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

          (ii) permit any Pension Plan maintained by any Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C.
      1082, whether or not waived;

          (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of any of the Borrowers, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. 1368; or

          (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

     Notwithstanding any provision contained in this Section 5.01(j) to the contrary, an act by any of the Borrowers or any Subsidiary shall not be deemed to constitute a violation of this Section 5.01(j) unless the Lender determines in good faith that said action, individually or cumulatively with other acts of Borrowers and their Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.

          (k)      Notices.  Borrowers  will notify  Lender in writing of any of
                   -------
the following within three (3) Business Days after any officer of any of the Borrowers has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (i) the occurrence of any Default or Event of Default;

          (ii) the occurrence of any default or event of default by any of the Borrowers, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which any Borrower, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;

          (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting any of the Borrowers, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $50,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $50,000.00) or any form of equitable relief;

          (iv) the entry of any judgment or decree against any of the Borrowers, any other Obligor or any Subsidiary;

          (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any of the Borrowers, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by any of the Borrowers, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of any of the Borrowers or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

          (vi) the occurrence of any material adverse change in the corporate existence or good standing of any of the Borrowers, any other Obligor or any Subsidiary, or the occurrence of any material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole;

          (vii) any change in the name of any of the Borrowers, any other Obligor or any Subsidiary;

          (viii) any proposed opening, closing or other change of any place of business of any of the Borrowers, any other Obligor or any Subsidiary;

          (ix) any material change in any Borrower's or any Subsidiary's line(s) of business;

          (x) the occurrence of any Change of Control Event; and

          (xi) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Lender may from time to time reasonably specify.

          (l)      Insurance.  Each of the Borrowers  will,  and they will cause
                   ---------
each Subsidiary to, insure all of its Property of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, unless higher limits or coverage are reasonably required in writing by Lender, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Lender. All insurance required by this Section 5.01(l) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to Lender. All such insurance may be subject to reasonable deductible amounts. UNLESS BORROWERS PROVIDE EVIDENCE OF THE
INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, LENDER MAY PURCHASE INSURANCE AT BORROWERS' EXPENSE TO PROTECT LENDER'S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWERS' INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWERS MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST BORROWERS IN
CONNECTION WITH THE COLLATERAL. BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE BORROWERS' OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWERS MAY BE ABLE TO OBTAIN ON THEIR OWN.

          (m)      Further Assurances.  Each of the  Borrowers  will execute and
                   ------------------
deliver to Lender, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

          (n)      Accountant.  Borrowers  will give Lender prompt notice of any
                   ----------
change of Borrowers' independent certified public accountants and a statement of the reasons for such change. Borrowers shall at all times utilize independent certified public accountants reasonably acceptable to Lender.

          (o)      Financial Covenants.
                   -------------------
          (i)  Minimum Consolidated Fixed Charge Coverage Ratio.  Borrowers will
               ------------------------------------------------
     have a Consolidated Fixed Charge Coverage Ratio of at least (A) 1.10 to 1.0 calculated for the twelve (12) consecutive month period of Borrowers ending as of the end of each month, commencing with the month ending April 30,
     2002 and continuing up to and including July 31, 2002, provided that for each such month-end of Borrowers, commencing with the month ending April 30, 2002 and continuing up to and including July 31, 2002, Borrowers shall also have a Consolidated Fixed Charge Coverage Ratio of 1.25 to 1.0 for the twelve (12) consecutive month period ending as of the end of each such month as calculated in accordance with the definition of Consolidated Fixed Charge Coverage Ratio but with the unfinanced Capital Expenditures in the amount of $724,280.00 made by Borrowers in April, 2001 and the unfinanced Capital Expenditures in the amount of $1,223,155.00 made by Borrowers in August, 2001 for the purchase of imaging equipment added back to the numerator of any such calculation which includes such months (i.e. April, 2001 and August, 2001) or either such month within their twelve (12) consecutive month periods of calculation, and (B) 1.25 to 1.0 calculated for the twelve (12) consecutive month period of Borrowers ending as of the end of each month thereafter, commencing with the month ending August 31, 2002.

          (ii)  Minimum Consolidated EBITDA.  Borrowers will have a Consolidated
                ---------------------------
     EBITDA of at least $4,000,000.00 at each month-end of Borrowers calculated for the twelve (12) consecutive month period of Borrowers then ended, commencing with the twelve (12) consecutive month period of Borrowers ending April 30, 2002.

          (iii) Capital Expenditures and Capitalized Leases. Borrowers will not,
                -------------------------------------------
     and they will not cause or permit any Subsidiary to, make any Capital Expenditure or enter into any Capitalized Lease if the sum of (A) the aggregate amount of all Capital Expenditures (including the Capital Expenditure in question) made by Borrowers and all of their respective Subsidiaries on a combined basis during any fiscal year of Borrowers plus
     (B) the aggregate amount of all Capitalized Lease Obligations incurred by Borrowers and all of their respective Subsidiaries on a combined basis during such fiscal year of Borrowers would exceed $2,000,000.00 (excluding any purchases or Capitalized Leases of imaging equipment during the fiscal years ending April 30, 2003 and April 30, 2004, which purchases or Capitalized Leases of imaging equipment shall not exceed $1,000,000.00 in the aggregate).

          (iv) Maximum "Men's  Sophisticates" Revenues. Borrowers will not cause
               ---------------------------------------
     or permit the total revenues received by Borrowers and their respective Subsidiaries from "men's sophisticates" magazines during any fiscal quarter to be more than fifteen percent (15%) of the total consolidated revenues of Borrowers and their Subsidiaries for such fiscal quarter, all as determined in accordance with GAAP.

          (v)  Maximum Balance  of "Settled"  Overpayments  Due From Publishers.
               ----------------------------------------------------------------
     Borrowers will not cause or permit their total of "settled" overpayments due from publishers (net of respective reserves and excluding any advances for racking) to exceed $350,000.00 to any one such publisher at any time or to exceed $750,000.00 to all such publishers in the aggregate at any one time.

          (vi)  Maximum Advances for Movie Tie-in  Publications.  Borrowers will
                -----------------------------------------------
     not cause or permit their total advances to publishers for movie tie-in titles to exceed $750,000.00 for any one movie title or $1,000,000.00 for all such advances in the aggregate at any one time.

          (p)      Subsidiaries.  If  any  of the  Borrowers  or any  Subsidiary
                   ------------
creates, forms or acquires any Subsidiary on or after the date of this Agreement, such Borrower or such Subsidiary, as the case may be, will, contemporaneously with the creation, formation or acquisition of such Subsidiary, (i) grant Lender a first priority perfected security interest in and lien on all of the issued and outstanding shares of capital stock or other equity interests of such Subsidiary and (ii) cause such Subsidiary to (A) guaranty the payment and performance of all of the Borrowers' Obligations and
(B) secure said guaranty with a first priority perfected security interest in and lien on all of the accounts, inventory, documents, instruments, chattel paper, general intangibles, goods, machinery, equipment, investment property, other tangible and intangible personal property, real property and books and records of such Subsidiary and the proceeds thereof, all pursuant to documentation (including, without limitation, an amendment to this Agreement if requested by Lender) in form and substance reasonably satisfactory to Lender.

          (q)      Federal Income Tax Payments.  Provided no Default or Event of
                   ---------------------------
Default exists hereunder as of the date of any such payment or would otherwise be created thereby and provided after consideration of any such payment hereunder, Borrowers project on a pro forma basis that they shall remain in compliance with each of the financial covenants set forth in Section 5.01(o) herein, Borrowers may pay to the Principal Shareholder in respect of any fiscal quarter of any fiscal year beginning after April 30, 2002 an amount which when added to the amounts, if any, paid by Borrowers pursuant to this Section 5.01(q) in respect of all prior fiscal quarters in such fiscal year shall not exceed Thirty-Five Percent (35%) of Borrowers' and their Subsidiaries' consolidated income before taxes for such fiscal year through the end of the fiscal quarter in question as determined in accordance with GAAP; provided that if the total payments made under this Section 5.01(q) in respect of any fiscal year exceed the amount of the actual provision for current taxes for such fiscal year included in the audited financial statements of Kable News and its Subsidiaries (including the notes thereto) for such fiscal year delivered pursuant to Section 5.01(a)(i) the Borrowers agree with Lender that the Principal Shareholder shall repay such excess to the Borrowers not later than the date such audited consolidated financial statements are delivered to Lender, and further provided that if the total payments to the Principal Shareholder pursuant to this Section 5.01(q) in respect of a fiscal year shall be less than such provision for current taxes for such fiscal year, the Borrowers may make a further payment to the Principal Shareholder in an amount not to exceed such difference. After the occurrence of any Default or Event of Default hereunder or if any such payment hereunder would result in a Default or Event of Default hereunder, the amount that Borrowers may pay under this Section 5.01(q) to the Principal Shareholder in any such fiscal year shall be limited to the lesser of: (i) an amount not to exceed Thirty-Five Percent (35%) of Borrowers' and their Subsidiaries' consolidated net income before taxes for such fiscal year-to-date as determined in accordance with GAAP, or (ii) the actual federal income taxes paid by the Principal Shareholder during such fiscal year-to-date as the result of the consolidated net income of Borrowers and their Subsidiaries for such fiscal year.

     5.02  Negative Covenants of Borrowers.  Each of the Borrowers covenants and
           -------------------------------
agrees that, so long as Lender has any obligation to make any Loan and/or to issue any Letter of Credit under this Agreement, any Letter of Credit remains outstanding or any of the Borrowers' Obligations remain unpaid, unless the prior written consent of Lender is obtained:

          (a)      Limitation on Indebtedness. Borrowers will not, and they will
                   --------------------------
not cause or permit any Subsidiary to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

          (i) the Borrowers' Obligations;

          (ii) unsecured trade accounts payable and other normal accruals incurred in the ordinary course of business which are not more than sixty

     (60) days past due (provided, however, that neither Borrowers nor any Subsidiary shall be required to pay any such account payable or other accrual the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that any such Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and accruals forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Lender);

          (iii) Indebtedness existing as of the date of this Agreement and listed on Schedule 4.10 attached hereto (without giving effect to any changes to Schedule 4.10 made after the date of this Agreement);

          (iv) Subordinated Indebtedness;

          (v) purchase money Indebtedness incurred solely to finance Capital Expenditures permitted by Section 5.01(o)(iii) of this Agreement;

          (vi) Capitalized Lease Obligations permitted by Section 5.01(o)(iii) of this Agreement; and

          (vii) other Indebtedness not otherwise permitted by this Section 5.02(a) in an amount not to exceed $100,000.00 in the aggregate at any one time outstanding for Borrowers and all of its Subsidiaries on a combined basis.

          (b)      Limitation on Liens.  Borrowers  will not,  and they will not
                   -------------------
cause or permit any Subsidiary to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

          (c)      Consolidation, Merger, Sale of Property, Etc.
                   --------------------------------------------
          (i) None of the Borrowers will, and they will not cause or permit any Subsidiary to, directly or indirectly, merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it, except as a result of a Permitted Acquisition and except that any Borrower may be merged into any other Borrower and any Subsidiary may be merged into any other wholly-owned Subsidiary or any Borrower, provided that in the case of a merger with a Borrower, such Borrower shall be the surviving entity.

          (ii) None of the Borrowers will, and will not cause or permit any Subsidiary to, (A) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock or other equity interests of a Subsidiary owned by any Borrower or another Subsidiary) or (B) issue, sell or otherwise dispose of any shares of capital stock or other equity interests of any Subsidiary, except for (1) sales of Inventory in the ordinary course of business (which does not include a transfer of Inventory in partial or total satisfaction of any Indebtedness), (2) sales of fixed assets which are obsolete, worn-out or otherwise not used or useable in the ordinary course of its business, so long as the net proceeds thereof are used within ninety (90) days after the date of the sale solely to purchase replacement fixed assets or assets of comparable quality or to pay or prepay (y) in the case of asset sales by any of the Borrowers, Debt secured by any Permitted Lien encumbering the assets being sold or the Borrowers' Obligations and (z) in the case of asset sales by a Subsidiary, Debt of such Subsidiary, (3) other sales of fixed assets which are not used or useable in the ordinary course of its business, so long as the gross sale proceeds from all such asset sales by Borrowers and all of their respective Subsidiaries on a combined basis does not exceed $250,000.00 in the aggregate in any fiscal year of Borrowers, and (4) transfers of assets by a Borrower or a Subsidiary to another Borrower or to another domestic Subsidiary provided such assets remain located within the United States of America.

          (d)      Sale and Leaseback Transactions.  None of the Borrowers will,
                   -------------------------------
and they will not cause or permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby such Borrower or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by such Borrower or such Subsidiary to any Person and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term.

          (e)      Sale or Discount of Accounts. None of the Borrowers will, and
                   ----------------------------
they will not cause or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its notes or accounts receivable or chattel paper.

          (f)      Transactions with Affiliates. None of the Borrowers will, and
                   ----------------------------
they will not cause or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business (which may include the making of up-front advances to publishers prior to printing and distribution with final settlement from publishers due after the issue's off-sale date) and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          (g)      Changes in Nature of Business.  Borrowers  will not, and they
                   -----------------------------
will not cause or permit any Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrowers and their Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by Borrowers and their Subsidiaries as of the date of this Agreement.

          (h)      Fiscal Year.  None of the Borrowers  will,  and they will not
                   -----------
cause or permit any Subsidiary to, change its fiscal year.

          (i)      Stock Redemptions and Distributions.  None  of the  Borrowers
                   -----------------------------------
will, and they will not cause or permit any Subsidiary to, declare or incur any liability to make any Distribution in respect of the capital stock or other equity interests of such Borrower or the capital stock or other equity interests of such Subsidiary, as the case may be, provided, however, that (i) any wholly-owned Subsidiary shall be permitted to declare and pay cash dividends on its capital stock or other equity interests to a Borrower or another wholly-owned Subsidiary and Kable Fulfillment and Kable Distribution shall be permitted to declare and pay cash dividends on their respective capital stock or other equity interests to Kable News, and (ii) so long as no Default or Event of Default has occurred and is continuing or would be created by or result from the payment of such dividends and provided such Distribution would otherwise be permitted under applicable law, Kable News shall be permitted to declare and pay cash dividends on its capital stock in any fiscal quarter provided that after giving effect to the payment of any and all such Distributions in the current fiscal quarter (including the then proposed cash dividend to be paid) as if they were made in the immediately preceding fiscal quarter and eliminating the effect of any such Distributions paid during the first fiscal quarter of the Measuring Period (1) the aggregate amount of Distributions paid during the Measuring Period does not to exceed Fifty Percent (50%) of Borrowers' Consolidated Net Income for such Measuring Period, and (2) both prior to such proposed Distribution and after taking the payment of any such proposed Distribution into consideration, Borrowers would have a Consolidated Fixed Charge Coverage Ratio of at least 1.25 to 1.0 for such Measuring Period. For purposes of this Section 5.02(i), the Measuring Period is the period comprised of the four consecutive fiscal quarters immediately preceding the fiscal quarter in which the Distribution in question is to be made.

          (j)      Pension Plans. Borrowers will not, and they will not cause or
                   -------------
permit any Subsidiary to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by any of the Borrowers, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty.

          (k)      Subordinated Indebtedness.  None of the  Borrowers  will make
                   -------------------------
any payment of principal, interest or other amount on or with respect to any of its Subordinated Indebtedness to the extent prohibited by the subordination provisions governing the same.

          (l)      Restricted Investments; Acquisitions. Borrowers will not, and
                   ------------------------------------
they will not cause or permit any Subsidiary to, directly or indirectly, make any Restricted Investments. Borrowers will not, and they will not cause or permit any Subsidiary to, directly or indirectly, make any Acquisitions other than Permitted Acquisitions to the extent the same do not constitute Restricted Investments.

          (m)      Subsidiaries.  Borrowers will not, and they will not cause or
                   ------------
permit any Subsidiary to, create, form or acquire any Subsidiary except in connection with any Permitted Joint Venture or any Permitted Acquisition.

          (n)      Limitations on Restrictive Agreements.  None of the Borrowers
                   -------------------------------------
will, and they will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of such Borrower or such Subsidiary, as the case may be, to (a) pay dividends or make other distributions or prepay any Indebtedness owed to any Borrower and/or any Subsidiary, (b) make loans or advances to any Borrower and/or any
Subsidiary, (c) transfer any of its Properties to any Borrower and/or any Subsidiary (other than with respect to Property subject to Liens permitted by clauses (g) or (h) of the definition of Permitted Liens) or (d) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired (other than with respect to Property subject to Liens permitted by clauses (g) or (h) of the definition of Permitted Liens); provided that the foregoing shall not apply to restrictions in effect on the date of this Agreement contained in agreements governing Debt outstanding on the date of this Agreement and listed on Schedule 5.02(n) attached hereto and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Debt being renewed, extended or refinanced.

          (o)      Management  Fees.  None of the Borrowers  will, and they will
                   ----------------
not cause or permit any Subsidiary to, pay any management fees or similar fees or payments (other than Distributions permitted under Section 5.02(i) above and other than tax payments permitted to be paid under Section 5.01(q) above) to any Person, except that Borrowers may pay management fees to the Principal

Shareholder provided that (1) after consideration of any such payment of management fees hereunder, Borrowers project on a pro forma basis that they shall remain in compliance with each of the financial covenants set forth in
Section 5.01(o) herein, (2) no Default or Event of Default exists hereunder as of the date of any such payment of management fees or would otherwise be created thereby, and (3) such management fees shall not exceed, in the aggregate: (A) $700,000.00 in each of Borrowers' fiscal years ending April 30, 2002 and April 30, 2003, or (B) during any fiscal year thereafter, an amount equal to $700,000.00 multiplied by the sum of One plus the Applicable Annual Percentage for such fiscal year. As used in this Section 5.02(o), the term "Applicable Annual Percentage" shall mean with respect to any fiscal year, the percentage, if any, by which the consolidated net revenues of Borrowers and their Subsidiaries determined in accordance with GAAP for the immediately preceding fiscal year exceeds the consolidated net revenues of Borrowers and their Subsidiaries determined in accordance with GAAP for the fiscal year ended April 30, 2002.

     5.03 Use of Proceeds. Borrowers covenant and agree that (a) the proceeds of
          ---------------
the Revolving Credit Loans will be used solely to pay off the existing indebtedness of Borrowers to Bank One, NA and for the working capital and general corporate purposes of Borrowers, (b) no part of the proceeds of any Revolving Credit Loan will be used in violation of any applicable law, rule or regulation and (c) no part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

SECTION 6.  EVENTS OF DEFAULT.
-----------------------------
     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

     6.01 Borrowers, or any of them, shall fail to pay any of the Borrowers' Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     6.02 Any representation or warranty made by any of the Borrowers and/or any other Obligor in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     6.03 Any of the Borrowers shall fail to perform or observe any term, covenant or provision contained in Section 2.01(b), Section 2.01(c), Section 2.01(d), Section 2.02(e), Section 5.01(a), Section 5.01(c), Section 5.01(f),
Section 5.01(k), Section 5.01(l), Section 5.01(m), Section 5.01(o), Section 5.01(p), Section 5.01(q), Section 5.02 or Section 5.03;

     6.04 Borrowers shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 6.01, 6.02 or 6.03 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (a) written notice of default is given to any of the Borrowers by Lender or (b) any officer of any of the Borrowers obtaining actual knowledge of such default;

     6.05 This Agreement or any other Transaction Document shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by any of the Borrowers and/or any other Obligor, or if the transactions completed hereunder or thereunder shall be contested by any of the Borrowers and/or any other Obligor or if any of the Borrowers and/or any other Obligor shall deny that it has any further liability or obligation hereunder or thereunder;

     6.06 Any of the  Borrowers,  any  other  Obligor  or any  Subsidiary  shall
(a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property, (d) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding,
(e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (g) take any corporate or other action for the purpose of effecting any of the foregoing;

     6.07 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of any of the Borrowers, any other Obligor or any Subsidiary, or of a substantial part of the Property of any of the Borrowers, any other Obligor or any Subsidiary, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator or similar official of any of the Borrowers, any other Obligor or any Subsidiary or of a substantial part of the Property of any of the Borrowers, any other Obligor or any Subsidiary or (c) the winding-up or liquidation of any of the Borrowers, any other Obligor or any Subsidiary; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

     6.08 Any Letter of Credit Application shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any Letter of Credit Application shall be contested or denied by any of the Borrowers, or if any of the Borrowers shall deny that it has any further liability or obligation under any Letter of Credit Application or if any of the Borrowers shall fail to comply with or observe any of the terms, provisions or conditions contained in any Letter of Credit Application;

     6.09 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the any of the Security Agreements;

     6.10 Illinois Mortgage shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Illinois Mortgage shall be contested or denied by Kable News, or if Kable News shall deny that it has any further liability or obligation under the Illinois Mortgage or if Kable News shall fail to comply with or observe any of the terms, provisions or conditions contained in the Illinois Mortgage;

     6.11 Ohio Mortgage shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Ohio Mortgage shall be contested or denied by Kable Fulfillment, or if Kable Fulfillment shall deny that it has any further liability or obligation under the Ohio Mortgage or if Kable Fulfillment shall fail to comply with or observe any of the terms, provisions or conditions contained in the Ohio Mortgage;

     6.12 Either of the Patent, Trademark and License Security Agreements shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of either of the Patent, Trademark and License Security Agreements shall be contested or denied by Kable News or by Magazine Connection Inc., or if Kable News or Magazine Connection Inc. shall deny that it has any further liability or obligation under its Patent, Trademark and License Security Agreement or if Kable News or Magazine Connection Inc. shall fail to comply with or observe any of the terms, provisions or conditions contained in its respective Patent, Trademark and License Security Agreement;

     6.13 Any of the Pledge Agreements shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Pledge Agreements shall be contested or denied by the pledgor thereof or, or if the pledgor thereof shall deny that it has any further liability or obligation under its Pledge Agreement or if the pledgor thereof shall fail to comply with or observe any of the terms, provisions or conditions contained in its Pledge Agreement;

     6.14 Any of the Guaranties shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Guaranties shall be Icontested or denied by any Guarantor, or if any Guarantor shall deny that it has any further liability or obligation under its Guaranty or if any Guarantor shall fail to comply with or observe any of the terms, provisions or conditions contained in its Guaranty;

     6.15 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the any of the Subsidiary Security Agreements;

     6.16 Any of the Borrowers, any other Obligor or any Subsidiary shall be declared by Lender to be in default on, or pursuant to the terms of, (a) any other present or future obligation to, or agreement with or in favor of, Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation or (b) any other present or future agreement, document or instrument purporting to grant Lender a Lien upon any Property of any such Borrower, such other Obligor or such Subsidiary, as the case may be, and any such default shall not be cured or waived in writing within any applicable cure or grace period (if any);

     6.17 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Debt of any of the Borrowers, any other Obligor or any Subsidiary (other than the Borrowers' Obligations) having an aggregate outstanding principal balance in excess of $50,000.00 which is not cured or waived in writing within any applicable cure or grace period (if any);

     6.18 The occurrence of any event of default under or within the meaning of any agreement providing any of the Borrowers with any interest rate swap, interest rate cap or other interest rate hedge;

     6.19 Any of the Borrowers or any Subsidiary shall have a judgment entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by such Borrower or such Subsidiary, as the case may be, within thirty (30) days after the entry of such judgment;

     6.20 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any of the Borrowers, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by any of the Borrowers, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of any of the Borrowers or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

     6.21 The institution by any of the Borrowers, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, such Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $100,000.00; or the institution by the PBGC of steps to terminate any Pension Plan; or

     6.22 The occurrence of any Change of Control Event;

     THEN,  and in each such event  (other than an event  described  in Sections
6.07 or 6.08), Lender may declare that its obligation to make Loans and to issue Letters of Credit under this Agreement has terminated, whereupon such obligation of Lender shall be immediately and forthwith terminated, and Lender may further declare the entire outstanding principal balance of and all accrued and unpaid interest on the Revolving Credit Note and all of the other Borrowers' Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Revolving Credit Note and all of such other Borrowers' Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and Lender may exercise any and all other rights and remedies which it may have under any other Transaction Document or at law or in equity; provided, however, that upon the occurrence of any event described in Sections
6.07 or 6.08, Lender's obligation to make Loans and to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Revolving Credit Note and all of the other Borrowers' Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers, and Lender may exercise any and all other rights and remedies which it may have under any other Transaction Document or at law or in equity. If any Event of Default has occurred and is continuing, in addition to all of Lender's other rights and remedies under this Agreement and the other Transaction Documents and at law or in equity, Lender shall have the right, in its sole and absolute discretion, to (a) reduce the amount of the Lender's Revolving Credit Commitment, (b) create reserves and/or allowances against Unused Availability and/or Eligible Accounts and/or (c) reduce the advance rates against Eligible Accounts set forth in the definition of the Borrowing Base.

SECTION 7.  GENERAL.
-------------------
     7.01  No Waiver.  No  failure or delay by Lender in  exercising  any right,
           ---------
remedy, power or privilege under this Agreement or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents are cumulative and not exclusive of any rights and/or remedies provided by law. Nothing contained in this Agreement shall in any way affect the right of Lender to exercise any statutory or common law right of banker's lien or setoff.

     7.02 Right of Setoff. Upon the occurrence and during the continuance of any
          ---------------
Event of Default, Lender is hereby authorized at any time and from time to time, without notice to any of the Borrowers (any such notice being expressly waived by Borrowers) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender and any and all other indebtedness at any time owing by Lender to or for the credit or account of any of the Borrowers against any and all of the Borrowers' Obligations irrespective of whether or not Lender shall have made any demand under this Agreement or under any other Transaction Document and although such obligations may be contingent or unmatured. Lender agrees to promptly notify Borrowers after any such setoff and application made by Lender, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 7.02 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of setoff or counterclaim it may have against any of the Borrowers and to apply the amount subject to such exercise to the payment of indebtedness of any of the Borrowers unrelated to this Agreement or the other Transaction Documents.

     7.03 Cost and Expenses. Each of the Borrowers jointly and severally agrees,
          -----------------
whether or not any Loan is made under this Agreement and/or any Letter of Credit is issued under this Agreement, to pay Lender upon demand for (a) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and the other Transaction Documents, (c) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with the (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any other Transaction Document, (ii) the preparation of any waiver or consent under this Agreement and/or under any other Transaction Document or (iii) any Default or Event of Default, (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (e) all other Attorneys' Fees incurred by Lender relating to or arising out of or in connection with this Agreement and/or any other Transaction Document. Borrowers further jointly and severally agree to pay or reimburse Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any other Transaction Document. All of the obligations of Borrowers under this Section
7.03 shall survive the satisfaction and payment of the Borrowers' Obligations and the termination of this Agreement.

     7.04 Environmental Indemnity.  Borrowers hereby jointly and severally agree
          -----------------------
to defend and indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, damages, injuries, claims, costs and expenses of any and every kind whatsoever (including, without limitation, court costs and reasonable attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to or as a direct or indirect result of the violation by any of the Borrowers or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the Release from, properties owned, leased or operated by any of the Borrowers and/or any Subsidiary in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 7.04 shall survive the satisfaction and payment of the Borrowers' Obligations and the termination of this Agreement.

     7.05 General Indemnity.  In addition to the payment of expenses pursuant to
          -----------------
Section 7.03, whether or not the transactions contemplated hereby shall be consummated, Borrowers hereby jointly and severally agree to defend, indemnify, pay and hold Lender and any holder(s) of the Revolving Credit Note, and the officers, directors, employees, agents and affiliates of Lender and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by any of the Borrowers and/or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Lender, Lender's agreement to make Loans and/or issue Letters of Credit under this Agreement or the use or intended use of the proceeds of any Loan or of any Letter of Credit under this Agreement (collectively, the "indemnified liabilities"); provided that Borrowers shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each of the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 7.05 shall survive satisfaction and payment of the Borrowers' Obligations and the termination of this Agreement.

     7.06  Authority to Act.  Lender shall be entitled to act on any notices and
           ----------------
instructions (telephonic or written) believed by Lender in good faith to have been sent or delivered by any person authorized to act on behalf of any of the Borrowers pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of Borrowers, and Borrowers hereby jointly and severally agree to defend and indemnify Lender and hold Lender harmless from and against any and all losses, costs and expenses, if any, ensuing from any such action.

     7.07 Notices. Except as otherwise specifically set forth in this Agreement,
          -------
each notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to the Borrowers, in care of Kable News, as each Borrower's representative, at Kable Square, Mt. Morris, Illinois 61054-1473
Attention:  Bruce Obendorf, Vice President and Director of Finance, Telecopy No.
(815) 734-5233, if to Lender, at Seventh and Washington, Fifth Floor, Mail Code SL-TW-05BC, St. Louis, Missouri 63101, Attention: Lisa M. Riley, Vice President, Telecopy No. (314) 418-8555, or at such other address or telecopy number as any party hereto may designate as its address for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail, except that notices to Lender under Section 2 shall not be effective unless and until actually received by Lender.

     7.08  Consent to Jurisdiction; Waiver of Jury Trial.  EACH OF THE BORROWERS
           ---------------------------------------------
HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING

TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. EACH OF THE BORROWERS AUTHORIZES THE SERVICE OF PROCESS UPON SUCH BORROWER BY REGISTERED MAIL SENT TO SUCH BORROWER AT ITS ADDRESS REFERENCED IN SECTION 7.07. BORROWERS AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH ANY OF THE BORROWERS AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

     7.09  Governing Law.  This Agreement  shall be governed by and construed in
           -------------
accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

     7.10 Amendments and Waivers. Any provision of this Agreement may be amended
          ----------------------
or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and Lender. Any Event of Default under this Agreement may be waived by Lender if, but only if, such waiver is in writing and is signed by Lender.

     7.11   References; Headings for Convenience.   Unless  otherwise  specified
            ------------------------------------
herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A", "B", "C", "D", "E", "F" and "G" refer to annexed Exhibits "A", "B", "C", "D", "E", "F" and "G" which are hereby incorporated herein by reference and all references herein to Schedules 2.03, 4.05, 4.06, 4.08, 4.10, 4.12, 4.16, 4.17, 4.18, 4.23 and 5.02(n) refer to annexed Schedules 2.03, 4.05, 4.06, 4.08, 4.10, 4.12, 4.16, 4.17, 4.18, 4.23 and
5.02(n) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     7.12  Successors and Assigns.  The  provisions of this  Agreement  shall be
           ----------------------
binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns, except that Borrowers may not assign or otherwise transfer any of their respective rights or delegate any of their respective obligations under this Agreement.

     7.13  NO ORAL AGREEMENTS; ENTIRE AGREEMENT.  ORAL AGREEMENTS OR COMMITMENTS
           ------------------------------------
TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND LENDER, EXCEPT AS BORROWERS AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

     7.14 Severability. In the event any one or more of the provisions contained
          ------------
in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     7.15  Counterparts.  This  Agreement  may  be  executed  in any  number  of
           ------------
counterparts (including telecopy counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.16 Resurrection of the Borrowers' Obligations.  To the extent that Lender
          ------------------------------------------
receives any payment on account of any of the Borrowers' Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrowers' Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property of any of the Borrowers and theretofore created and/or existing in favor of Lender as security for the payment of such Borrowers' Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of the Borrowers' Obligations.

     7.17  Independence of Covenants.  All of the  covenants  contained  in this
           -------------------------
Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

     7.18 Subsidiary Reference.  Any reference in this Agreement to a Subsidiary
          --------------------
of any of the Borrowers, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrowers and their Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent any of the Borrowers has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrowers for financial reporting purposes in accordance with GAAP.

     7.19  Compliance with Usury Laws.  It is the intent of Borrowers and Lender
           --------------------------
in the execution and performance of this Agreement, the Revolving Credit Note and the other Transaction Documents to contract in strict compliance with any and all applicable usury laws, including conflicts of law concepts, governing the Loans and the other Borrowers' Obligations. In furtherance thereof, Lender and Borrowers stipulate and agree that none of the terms and provisions contained in this Agreement, the Revolving Credit Note or any of the other Transaction Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest rate permitted by applicable law (the "Highest Lawful Rate") and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement, the Revolving Credit Note or any of the other Transaction Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans and/or any of the other Borrowers' Obligations include amounts which by applicable law are deemed interest which would exceed the Highest Lawful Rate, then such excess shall be deemed to be a mistake and Lender shall credit the same on the principal balance of the Loans and/or other Borrowers' Obligations hereunder (or if all of the Borrowers' Obligations shall have been paid in full, refund said excess to Borrowers). In the event of demand for payment of the Revolving Credit Note and/or any of the other Borrowers' Obligations by Lender, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Highest Lawful Rate and any excess interest, if any, provided for in this Agreement, the Revolving Credit Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited against the principal balance of the Loans and/or other Borrowers' Obligations hereunder (or, if all of the Borrowers'
Obligations shall have been repaid in full, refunded to Borrowers). The provisions of the section shall control over all other provisions of this Agreement, the Revolving Credit Note and/or the other Transaction Documents which may be in apparent conflict herewith.

     7.20  Confidentiality.  Lender agrees,  on behalf of itself and each of its
           ---------------
affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any information supplied to it by the Borrowers and that such confidential information will be used exclusively for the purpose of evaluating and monitoring the Loans and Lender's rights under the Transaction Documents, provided that nothing herein shall limit Lender's disclosure of any such information: (a) after such information shall have become public other than through a violation of this Section, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for Lender, (d) to bank examiners or any other regulatory authority having jurisdiction over Lender, or to auditors or accountants, (e) in connection with any litigation to which Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Transaction Document, (f) to a Subsidiary or affiliate of Lender, or (g) to any participant (or prospective participant) in the Loans so long as such Person agrees to be bound by the provisions of this Section. The provisions of this Section shall not limit any obligation of Lender arising otherwise than as a result of such provisions.

     7.21 Release of Ohio  Mortgage.  Lender agrees that in connection  with any
          -------------------------
sale of the real property and improvements owned by Kable Fulfillment as more fully described in the Ohio Mortgage, Lender shall execute and deliver to Kable Fulfillment, or to such other Person as Kable Fulfillment shall direct, a full release of the Ohio Mortgage upon receipt by Lender of a payment against Borrowers' Obligations in an amount not less than $450,000.00.

     IN WITNESS WHEREOF, Borrowers and Lender have executed this Loan Agreement as of the 4th day of April, 2002.

                         KABLE NEWS COMPANY, INC.


                         By:          /s/ Bruce Obendorf
                                ----------------------------------
                         Title:     Senior Vice President
                                ----------------------------------
                         Address:
                                Kable Square
                         -------------------------------------------------------
                                Mt. Morris, Illinois  61054-1473
                         -------------------------------------------------------
                         Attention:   Bruce Obendorf, VP and Director of Finance
                                   ---------------------------------------------
                         Telecopy No.: (815) 734-5233
                                      ------------------------------------------

                         KABLE FULFILLMENT SERVICES OF OHIO, INC.


                         By:          /s/ Bruce Obendorf
                                ----------------------------------
                         Title:       Vice President
                                ----------------------------------
                         Address:
                                Kable Square
                         -------------------------------------------------------
                                Mt. Morris, Illinois  61054-1473
                         -------------------------------------------------------
                         Attention:   Bruce Obendorf, VP and Director of Finance
                                   ---------------------------------------------
                         Telecopy No.: (815) 734-5233
                                      ------------------------------------------

                         KABLE DISTRIBUTION SERVICES, INC.


                         By:          /s/ Bruce Obendorf
                                ----------------------------------
                         Title:       Senior Vice President
                                ----------------------------------
                         Address:
                                Kable Square
                         -------------------------------------------------------
                                Mt. Morris, Illinois  61054-1473
                         -------------------------------------------------------
                         Attention:   Bruce Obendorf, VP and Director of Finance
                                   ---------------------------------------------
                         Telecopy No.: (815) 734-5233
                                      ------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION


                         By:          /s/ Lisa M. Riley
                                ----------------------------------
                         Title:       Vice President
                                ----------------------------------
                         Address:
                                Seventh and Washington
                         -------------------------------------------------------
                                5th Floor
                         -------------------------------------------------------
                                Mail Code: SL-TW-05BC
                         -------------------------------------------------------
                                St. Louis, Missouri  63101
                         -------------------------------------------------------
                         Attention:   Lisa Riley, Vice President
                                   ---------------------------------------------
                         Telecopy number: (314) 418-8555
                                      ------------------------------------------

                                    EXHIBIT A

                                   Definitions

     Account Debtor  shall mean any Person who is and/or may become obligated to
     --------------
any of the Borrowers under or on account of any of the Accounts.

     Accounts shall mean all trade  accounts  receivable of any of the Borrowers
     --------
arising out of the bona fide sale of goods and/or performance of services in the ordinary course of such Borrower's business which have been invoiced by such Borrower, including Wholesale Accounts and Fulfillment Accounts; provided that for the purpose of determining the Borrowing Base, Accounts may include estimated sales which have not been invoiced..

     Acquisition  shall mean any transaction or series of related  transactions,
     -----------
consummated on or after the date of this Agreement, by which any Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors
(other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

     Adjusted  Prime Rate shall  mean the Prime Rate plus the  Applicable  Prime
     --------------------
Margin. The Adjusted Prime Rate shall be adjusted automatically on and as of the effective date of any change in the Prime Rate and/or the Applicable Prime Margin.

     Affiliate shall mean any Person  (a) which  directly or indirectly  through
     ---------
one or more intermediaries controls, is controlled by or is under common control with any of the Borrowers or any Subsidiary, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Five Percent (5%) or more of any class of capital stock or other equity interests of any of the Borrowers or any Subsidiary,
(c) which has Five Percent (5%) or more of any class of its capital stock or other equity interests beneficially owned or held, directly or indirectly, by any of the Borrowers or any Subsidiary or (d) who is a director, officer, manager or employee of any of the Borrowers or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     Applicable  LIBOR  Margin  shall  mean  Three  Percent  (3.00%)  per annum,
     -------------------------
provided that on September 1, 2003, following Lender's receipt of the audited financial statements of Borrowers pursuant to Section 5.01(a)(i) herein for the fiscal year ended April 30, 2003, if Lender determines that Borrowers'
Consolidated Fixed Charge Coverage Ratio as of such preceding fiscal year end was greater than or equal to 1.50 to 1.0, then the Applicable LIBOR Margin shall be reduced by One-Fourth of One Percent (0.25%) per annum on such date, and provided further, that on September 1, 2004, following Lender's receipt of the audited financial statements of Borrowers pursuant to Section 5.01(a)(i) herein for the fiscal year ended April 30, 2004, if Lender determines that Borrowers' Consolidated Fixed Charge Coverage Ratio as of such preceding fiscal year end was greater than or equal to 1.50 to 1.0, then the Applicable LIBOR Margin shall be reduced by One-Fourth of One Percent (0.25%) per annum on such date (after having given effect to any reduction in the prior year, if any).

     Applicable Prime Margin shall mean Three Fourths of One Percent (0.75%) per
     -----------------------
annum, provided that on September 1, 2003, following Lender's receipt of the audited financial statements of Borrowers pursuant to Section 5.01(a)(i) herein for the fiscal year ended April 30, 2003, if Lender determines that Borrowers' Consolidated Fixed Charge Coverage Ratio as of such preceding fiscal year end was greater than or equal to 1.50 to 1.0, then the Applicable Prime Margin shall be reduced by One-Fourth of One Percent (0.25%) per annum on such date, and provided further, that on September 1, 2004, following Lender's receipt of the audited financial statements of Borrowers pursuant to Section 5.01(a)(i) herein for the fiscal year ended April 30, 2004, if Lender determines that Borrowers' Consolidated Fixed Charge Coverage Ratio as of such preceding fiscal year end was greater than or equal to 1.50 to 1.0, then the Applicable Prime Margin shall be reduced by One-Fourth of One Percent (0.25%) per annum on such date (after having given effect to any reduction in the prior year, if any).

     Attorneys' Fees  shall mean the  reasonable  fees (and  costs,  charges and
     ---------------
expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by Lender (including, without limitation, attorneys and paralegals who are employees of Lender or any affiliate of Lender) from time to time (a) in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal and/or enforcement of this Agreement and/or any other Transaction Document,
(b) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement and/or any other Transaction Document,
(c) in connection with any Default or Event of Default under this Agreement, (d) to represent Lender in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, any of the Borrowers or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement, any other Transaction Document, any of the Borrowers, any other Obligor, any Subsidiary, any Collateral and/or any Third Party Collateral, (e) to protect, collect, lease, sell, take possession of or liquidate any Collateral or any Third Party Collateral, (f) to attempt to enforce any security interest in or other Lien upon any Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and/or
(g) to enforce any of the rights or remedies of Lender to collect any of the Borrowers' Obligations and/or any Guarantee thereof.

     Borrowers' Obligations   shall  mean  any  and  all   present   and  future
     ----------------------
indebtedness (principal, interest, fees, collection costs and expenses, and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of each of the Borrowers to Lender evidenced by or arising under or in respect of this Agreement, the Note, any other Transaction Document and/or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by any of the Borrowers to Lender, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Lender by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees from time to time incurred in connection therewith.

     Borrowing  Base shall mean,  as of the date of any  determination  thereof,
     ---------------
Seventy-Five Percent (75%) of the aggregate face amount of the Eligible Accounts of each of the Borrowers as of such date (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by

Lender in its good faith discretion based upon Lender's customary business lending practices), provided that the portion of the Borrowing Base determined from Eligible Accounts which are then Fulfillment Accounts shall not exceed the greater of $5,000,000.00 or Seventy-Five Percent (75%) of the face amount of the Eligible Accounts which are Fulfillment Accounts at any one time and the portion of the Borrowing Base determined from Eligible Accounts which are then Wholesale Accounts shall not exceed $20,000,000.00 at any one time. Notwithstanding any provision contained in this definition of "Borrowing Base" to the contrary, Lender may at any time and from time to time, in its sole and absolute discretion, loan to Borrowers more than the above stated percentage of Eligible Accounts without notice to Borrowers; provided, however, that no such overadvance shall establish a custom or course of dealing or entitle any of the Borrowers to any subsequent overadvance under the same or different circumstances. Lender reserves the right at any time and from time to time in its good faith discretion based upon Lender's customary business lending practices to increase or decrease the percentage advance rate on Eligible Accounts specified in this definition of "Borrowing Base" upon seven (7) days' prior written notice to Borrowers.

     Borrowing  Base  Certificate  shall have the  meaning  ascribed  thereto in
     ----------------------------
Section 2.01(b).

     Business Day shall mean any day except a Saturday,  Sunday or legal holiday
     ------------
observed by Lender.

     Capital  Expenditure  shall mean any  expenditure  to purchase or otherwise
     --------------------
acquire a fixed asset (other than a Capitalized Lease Obligation) which, in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same.

     Capitalized Lease  shall mean any lease of  Property,  whether  real and/or
     -----------------
personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

     Capitalized Lease Obligations  of any Person shall mean,  as of the date of
     -----------------------------
any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

     CERCLA shall mean the Comprehensive  Environmental  Response,  Compensation
     ------
and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., and as the same may from time to time be further amended.

     Change of Control Event shall mean (i) each and every issue, sale, transfer
     -----------------------
or other disposition, directly or indirectly, of shares of capital stock of either Kable Fulfillment or Kable Distribution which, after giving effect thereto, results in Kable News legally or beneficially owning or controlling in the aggregate less than One Hundred Percent (100%) (by number of votes) of the Voting Stock of either Kable Fulfillment or Kable Distribution, and (ii) each and every issue, sale, transfer or other disposition, directly or indirectly, of shares of capital stock of Kable News which, after giving effect thereto, results in the Principal Shareholder legally or beneficially owning or controlling in the aggregate less than One Hundred Percent (100%) (by number of votes) of the Voting Stock of Kable News.

     Code shall mean the  Internal  Revenue  Code of 1986,  as amended,  and any
     ----
successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral  shall mean any Property of any of the Borrowers which now or at
     ----------
any time hereafter secures the payment or performance of any of the Borrowers' Obligations.

     Consolidated EBITDA  shall  mean,  for  the  period  in  question,  without
     -------------------
duplication, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of
(i) Consolidated Interest Expense during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrowers and their Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of Borrowers and their Subsidiaries during such period, plus (iv) any losses recognized by Borrowers on a consolidated basis which relate to any extraordinary accounting adjustments or nonrecurring items of expense and any amounts attributable to extraordinary loses or items of expense or any other nonoperating, nonrecurring losses occurring during such period plus (v) any losses from the sale or other disposition of Property by Borrowers other than in the ordinary course of business during such period plus (vi) to the extent included in calculating Consolidated Net Income of Borrowers, any losses of any Person, substantially all the assets of which have been acquired by any of the Borrowers in any manner during such period, to the extent realized by such other Person prior to the date of such acquisition, minus (c) to the extent added in determining such Consolidated Net Income, the sum of (i) any gains recognized by Borrowers on a consolidated basis as income which relate to any extraordinary accounting adjustments or nonrecurring items of income and any amounts attributable to extraordinary gains or items of income or any other nonoperating, nonrecurring gains occurring during such period plus (ii) any gains from the sale or other disposition of Property by any of the Borrowers other than in the ordinary course of business during such period plus (iii) any gains arising from any write-up by any of the Borrowers of the book carrying value of any asset plus
(iv) earnings of any Person, substantially all the assets of which have been acquired by any of the Borrowers in any manner during such period, to the extent realized by such other Person prior to the date of such acquisition plus (v) any gains arising from the cancellation or forgiveness of any Indebtedness by any of the Borrowers during such period plus (vi) any gains or income arising from accretion of any negative goodwill by any of the Borrowers during such period, minus (d) the amount by which any advance by any Borrower or any of their Subsidiaries to any publisher with respect to any one movie tie-in title exceeds $500,000.00 as of the last day of any such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Fixed Charge Coverage Ratio  shall  mean,  for the  period  in
     ----------------------------------------
question, the ratio of (a) Consolidated EBITDA during such period minus the sum of (i) all Capital Expenditures made by Borrowers and their Subsidiaries during such period (net of any Debt incurred by such Borrower or such Subsidiary (other than Revolving Credit Loans) to finance such Capital Expenditure), plus (ii) all Distributions permitted under Section 5.02(i) and made in cash by Kable News during such period, plus (iii) all Federal, state, local and/or foreign income taxes paid or payable in cash by Borrowers and their Subsidiaries during such period, to (b) Consolidated Fixed Charges during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Fixed Charges shall mean, for the period in question,  without
     --------------------------
duplication, the sum of (a) the aggregate amount of all principal payments required to be made by Borrowers and their Subsidiaries on all Debt during such period (including the principal portion of payments in respect of Capitalized Leases but excluding principal payments on the Revolving Credit Loans), plus (b) Consolidated Interest Expense during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Interest Expense  shall  mean,  for the  period  in  question,
     -----------------------------
without duplication, all gross interest expense of Borrowers and their Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrowers and their Subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of Borrowers and their Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP.

     Consolidated Net Income  shall mean the net  income (or loss) of  Borrowers
     -----------------------
and their Subsidiaries (based on a FIFO method of cost accounting for Inventory) for the period in question, after provision for all taxes for such period, determined on a consolidated basis and in accordance with GAAP.

     Consolidated Operating Lease Expense   shall   mean,   for  the  period  in
     ------------------------------------
question, the aggregate amount of all Operating Lease Expenses of Borrowers and their Subsidiaries during such period, all determined on a consolidated basis and in accordance with GAAP.

     Debt of any Person shall mean, as of the date of determination thereof, the
     ----
sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the purchase or other acquisition of Property (other than unsecured trade accounts payable incurred in the ordinary course of business) plus (b) all Capitalized Lease Obligations of such Person plus (c) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto plus (d) all Guarantees by such Person of Debt of others.

     Default  shall mean any event or condition  the  occurrence of which would,
     -------
with the lapse of time or the giving of notice or both, become an Event of Default.

     Distribution  in respect of any corporation or other entity shall mean: (a)
     ------------
dividends or other distributions (other than stock dividends and stock splits) on or in respect of any of the capital stock or other equity interests of such corporation or other entity; and (b) the redemption, repurchase or other acquisition of any capital stock or other equity interests of such corporation or other entity or of any warrants, rights or other options to purchase any such capital stock or other equity interests. Payments to the Principal Shareholder pursuant to Section 5.01(q) are not Distributions.

     Eligible Accounts  shall  mean all  Accounts  other  than:  (a) Fulfillment
     -----------------
Accounts which remain unpaid for more than one hundred twenty (120) days after their invoice dates, Fulfillment Accounts which are not due and payable within sixty (60) days after their invoice dates, and Fulfillment Accounts which remain unpaid for more than ninety (90) days after their due dates; (b) Wholesale Accounts due from Andersen News Corporation, The News Group, Charles Levy Company or Hudson Group which remain unpaid for more than ninety (90) days after their invoice dates and Wholesale Accounts due from Andersen News Corporation, The News Group, Charles Levy Company or Hudson Group which are not due and payable within fifty (50) days after their invoice dates; (c) Wholesale Accounts (other than Accounts owed by Andersen News Corporation, The News Group, Charles Levy Company or Hudson Group) which remain unpaid for more than ninety (90) days after their invoice dates and Wholesale Accounts (other than Accounts owed by Andersen News Corporation, The News Group, Charles Levy Company or Hudson Group) which are not due and payable within thirty (30) days after their invoice dates;
(d) Accounts owing by a single Account Debtor, including a currently scheduled Account, if Ten Percent (10%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a), (b) or (c) above; (e) Accounts owing by a single Account Debtor, including a currently scheduled Account, to the extent the balance owing by said Account Debtor upon its Accounts exceeds: (1) Twenty-Five Percent (25%) of the then outstanding amount of Borrowers' otherwise Eligible Accounts (without considering this clause (e)) if such Account Debtor was not Investment Grade at such time, or (2) Forty Percent (40%) of the then outstanding amount of Borrowers' otherwise Eligible Accounts (without considering this clause (e)) if such Account Debtor was Investment Grade at such time, unless either: (x) such balance of the Accounts owed by any such Account Debtor representing concentration in excess of Twenty-Five Percent (25%) for a non-Investment Grade Account Debtor or Forty Percent (40%) for an Investment Grade Debtor is supported by credit insurance in amount, form, substance and issued by an insurance company all acceptable to Lender, or (y) such concentration in excess of Twenty-Five Percent (25%) for a non-Investment Grade Account Debtor or Forty Percent (40%) for an Investment Grade Account Debtor resulted from the merger of two existing Account Debtors within the preceding 30 days and Borrowers have provided evidence satisfactory to Lender that they have applied for credit insurance for such balance in an amount and in form, substance and issued by an insurance company all acceptable to Lender within 10 days after the date of such merger; (f) Accounts with respect to which the Account Debtor is a shareholder, member or partner of any of the Borrowers or an Affiliate; (g) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as bill and hold Accounts or Accounts of a similar or like arrangement; (h) Accounts (other than Accounts of any of the Borrowers or of Kable News Export, Ltd or of Kable News Company of Canada Ltd.) with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America or Accounts of any of the Borrowers or of Kable News Export, Ltd or of Kable News Company of Canada Ltd. with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America or Canada, unless such Accounts are backed in full by an irrevocable letter of credit in form and substance satisfactory to Lender issued by a domestic commercial bank acceptable to Lender; (i) Accounts with respect to which the Account Debtor is the United States of America, any state of the United States or any other governmental body or any department, agency or instrumentality of any of the foregoing, unless such Accounts are duly assigned to Lender in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that Lender is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts, but only to the extent such Accounts exceed an aggregate face amount of up to
$500,000.00 at such time; (j) Accounts with respect to which any of the Borrowers is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to any of the Borrowers, but only to the extent of Borrowers' then aggregate liability to such Account Debtor (i.e. the excess of the aggregate face amount of Accounts of such Account Debtor over the aggregate liability of all of the Borrowers to such Account Debtor shall constitute an Eligible Account unless otherwise excepted under this definition of Eligible Accounts); (k) Fulfillment Accounts with respect to which any of the Borrowers has a contract for distribution services with the Account Debtor, provided that any such Fulfillment Account shall be ineligible only to the extent of Borrowers' then aggregate liability (net of reserve for returns) to such Account Debtor under any such contract for distribution services with the Account Debtor if Borrower provides to Lender in form and substance satisfactory to Lender evidence reconciling such Fulfillment Account of such Account Debtor and the amounts owed to such Account Debtor and any reserves with respect thereto with Borrowers' general ledgers and financial statements (i.e. the excess of the aggregate face amount of the Fulfillment Account of any such Account Debtor over the aggregate liability (net of reserve for returns) of all of the Borrowers to such Account Debtor under any contract for distribution services with the Account Debtor shall constitute an Eligible Account provided such reconciliation evidence is provided to Lender unless such Account is otherwise excepted under this definition of Eligible Accounts); (l) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof;
(m) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof within Borrowers' normal monthly billing cycle, but in no event later than thirty (30) days after the shipment and delivery to said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (n) Accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any of the Borrowers (or by any agent or custodian of any of the Borrowers) for the account of or subject to further and/or future direction from the Account Debtor thereof; (o) Accounts (excluding Wholesale Accounts) arising from a consignment sale, a "sale on approval" or a "sale or return";
(p) Accounts as to which Lender, at any time or times hereafter, determines, in good faith, that the prospects of payment or performance by the Account Debtor is or will be impaired in any material respect; (q) Accounts of an Account

Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by Lender in its good faith discretion, at any time or times hereafter; (r) Accounts which are subject to any dispute, offset, counterclaim, discount (except for prompt payment discounts that do not exceed Two Percent (2%) of the invoice amount) or other claim or defense on the part of the Account Debtor or to any claim on the part of the Account Debtor contesting or denying liability under such Account; (s) Accounts arising from the sale of "men's sophisticates" to the extent they exceed 15% of otherwise Eligible Accounts (prior to consideration of clause (e) of this definition) which are Fulfillment Accounts; (t) Accounts otherwise eligible hereunder to the extent of any reserve created by Borrower for future return of goods or any adjustments in estimated returns of goods as compared to actual returns of goods to date; (u) Accounts otherwise eligible hereunder to the extent they are subject to an allowance for doubtful accounts or other reserve created by Borrower; (v) Accounts with respect to which the Account Debtor is located in the State of New Jersey, the State of Minnesota or the State of West Virginia; provided, however, that such restriction shall not apply if the applicable Borrower (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the State of New Jersey Division of Taxation for the then current year, (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year or (C) in respect of Account Debtors located in the State of West Virginia, a West Virginia Business Activity Report with the West Virginia Department of Tax and Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s); and (w) Accounts which are not subject to a first priority perfected security interest and lien in favor of Lender.

     Environmental Claim  shall mean any administrative,  regulatory or judicial
     -------------------
action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by any of the Borrowers or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

     Environmental Law  shall mean any Federal,  state, local,  foreign or other
     -----------------
statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by any of the Borrowers or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

     ERISA shall mean the Employee  Retirement  Income  Security Act of 1974, as
     -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate  shall mean any  corporation,  trade or  business  that is,
     ---------------
along with any of the Borrowers or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     Eurodollar  Business Day shall mean any  Business  Day on which  commercial
     ------------------------
bank(s) are open for international business (including dealings in dollar deposits) in London.

     Event of Default shall have the meaning ascribed thereto in Section 6.
     ----------------

     Fulfillment  Accounts shall mean those trade  accounts  receivable of Kable
     ---------------------
News or Kable Fulfillment arising out of the bona fide performance of magazine subscription services for publisher clients of Kable News or Kable Fulfillment in the ordinary course of such Borrowers' fulfillment business, which Accounts have been invoiced by Kable News or Kable Fulfillment.

     GAAP shall mean, at any time,  generally accepted accounting  principles at
     ----
such time in the United States.

     Guarantee by any Person shall mean any obligation  (other than endorsements
     ---------
of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

     Guarantors shall mean Distribunet  Inc., a Delaware  corporation,  Magazine
     ----------
Connection Inc., a Delaware corporation, Kable News Export, Ltd., a Delaware corporation, Kable News International, Inc., a Delaware corporation, Kable News Company of Canada Ltd., an Ontario corporation, Magazinet Management, L.L.C., a Delaware limited liability company, Magazinet, L. P., a Delaware limited partnership and any other Person who now or hereafter Guarantees all or any portion of Borrowers' Obligations, whether pursuant to Section 5.01(p) of this Agreement or otherwise, and Guarantor shall mean any of them.

     Guaranty shall mean each of those certain  Guaranties  dated as of the date
     --------
hereof and executed, respectively, by each of the Guarantors in favor of Lender with respect to the indebtedness of Borrowers to Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and Guaranties shall refer to more than one of them.

     Hazardous Substance  shall mean any hazardous or toxic material,  substance
     -------------------
or waste, pollutant or contaminant which is regulated under any Environmental Law or any other statute, law, ordinance, rule or regulation of any Federal, state, local, foreign or other body, instrumentality, agency, authority or official having jurisdiction over any of the Property owned, leased or operated by any of the Borrowers or any Subsidiary or its use, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended;
(c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     Illinois  Mortgage shall mean that certain Illinois Future Advance Mortgage
     ------------------
and Security Agreement dated as of the date hereof and executed by Kable News in favor of Lender covering all of the real property and improvements owned by Kable News and located in Mt. Morris, Illinois, as the same may from time to time be amended, modified, extended, renewed or restated.

     Indebtedness shall mean, with respect to any Person,  without  duplication,
     ------------
all indebtedness, liabilities and obligations of such Person which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property, (b) obligations secured by any Lien on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters of credit and/or surety bonds issued for the account of and/or upon the application of such Person together with all unreimbursed drawings with respect thereto and (g) indebtedness, liabilities and obligations of such Person under Guarantees.

     Intangible  Assets  shall  mean all  patents,  trademarks,  service  marks,
     ------------------
copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, unamortized deferred charges, deferred research and development costs, any write-up of asset value after the date of this Agreement, noncompetition covenants, signing bonuses, prepaid expenses and other forms of prepaid assets, deferred taxes, loans, advances and/or other amounts due from shareholders, directors, officers, managers and/or employees, intercompany accounts, investments in and receivables due from affiliates, deposits for insurance, utilities and the like and any other assets treated as intangible assets under GAAP.

     Interest  Period  shall mean with  respect to each  Revolving  Credit LIBOR
     ----------------
Loan:

          (i) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter, as any of the Borrowers may elect in the applicable Notice of Borrowing; and

          (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter, as any of the Borrowers may elect pursuant to
     Section 2.05(a);

          provided that:

          (iii) subject to clauses (iv) and (v) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (iv) subject to clause (v) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (v) no Interest Period shall extend beyond the last day of the Revolving Credit Period.

     Inventory shall mean all inventory owned by any of the Borrowers.
     ---------

     Investment shall mean any investment  (including,  without limitation,  any
     ----------
loan or advance) by any of the Borrowers or any Subsidiary in or to any Person, whether payment therefor is made in cash or capital stock or other equity interests of any of the Borrowers or any Subsidiary, and whether such investment is by acquisition of stock or other equity interests or Indebtedness, or by loan, advance, transfer of Property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

     Investment  Grade shall mean, with respect to Borrowers'  Account  Debtors,
     -----------------
any Account Debtor whose senior long-term debt rating is BBB- or better by S&P and Baa3 or better by Moody's;

     Lender's Revolving Credit Commitment shall mean the sum of $20,000,000.00.
     ------------------------------------

     Letter of Credit and Letters of Credit shall have the  respective  meanings
     ----------------     -----------------
ascribed thereto in Section 2.02(a).

     Letter of Credit  Application  shall mean an application  and agreement for
     -----------------------------
irrevocable standby letter of credit in the form of Exhibit E attached hereto and incorporated herein by reference (or such other form as may then be Lender's standard form of application and agreement for irrevocable standby letter of credit) or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference (or such other form as may then be Lender's standard form of application and agreement for irrevocable commercial letter of credit), as the case may be, in either case executed by any of the Borrowers, as applicant and account party, and delivered to Lender pursuant to Section 2.02, as the same may from time to time be amended, modified, extended, renewed or restated.

     Letter of Credit  Commitment Fee shall have the meaning ascribed thereto in
     --------------------------------
Section 2.02(d).

     Letter of Credit  Issuance Fee shall have the meaning  ascribed  thereto in
     ------------------------------
Section 2.02(d).

     Letter of Credit Negotiation Fee shall have the meaning ascribed thereto in
     --------------------------------
Section 2.02(d).

     Letter of Credit Request shall have the meaning ascribed thereto in Section
     ------------------------
2.02(a).

     LIBOR Base Rate shall mean, with respect to the applicable Interest Period,
     ---------------
(a) the LIBOR Index Rate for such Interest Period,  if such rate is available or
(b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/10,000 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to Lender in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Lender in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

     LIBOR  Index Rate shall  mean,  with  respect  to the  applicable  Interest
     -----------------
Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by Lender.

     LIBOR Loan shall  mean any Loan or  portion  of any Loan  bearing  interest
     ----------
based on the LIBOR Rate.

     LIBOR Rate shall mean (a) the  quotient of the (i) LIBOR Base Rate  divided
     ----------
by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and/or the Applicable LIBOR Margin.

     LIBOR Reserve Percentage shall mean for any day that percentage  (expressed
     ------------------------
as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

     Lien shall mean any interest in any Property  securing an  obligation  owed
     ----
to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     Loan shall mean each Revolving  Credit Loan and Loans shall mean any or all
     ----
of the foregoing.

     Material Adverse Effect  shall  mean (a) a material  adverse  effect on the
     -----------------------
Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Borrowers and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrowers and the Subsidiaries, taken as a whole, to perform their obligations under this Agreement, the Note and the other Transaction Documents, or (c) material impairment of the enforceability of the rights of, or benefits available to, Lender under this Agreement, the Note and/or any other Transaction Document.

     Moody's shall mean Moody's Investors Service, Inc.
     -------

     Multi-Employer Plan  shall  mean a  "multi-employer  plan"  as  defined  in
     -------------------
Section 4001(a)(3) of ERISA which is maintained for employees of any of the Borrowers, any Subsidiary or any ERISA Affiliate or to which any of the Borrowers, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

     Notice of  Borrowing  shall have the  meaning  ascribed  thereto in Section
     --------------------
2.03.

     Obligor shall mean each of the Borrowers and each Guarantor.
     -------

     Occupational Safety and Health Laws  shall mean the Occupational Safety and
     -----------------------------------
Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     Ohio Mortgage shall mean that certain Open-End Mortgage, Security Agreement
     -------------
and Fixture Filing dated as of the date hereof and executed by Kable Fulfillment in favor of Lender covering all of the real property and improvements owned by Kable Fulfillment and located in Marion, Ohio, as the same may from time to time be amended, modified, extended, renewed or restated.

     Operating Lease  shall  mean any lease of  Property,  whether  real  and/or
     ---------------
personal, by a Person as lessee which is not a Capitalized Lease.

     Operating Lease Expenses  shall mean with  respect to any  Person,  for the
     ------------------------
period in question, the aggregate amount of rental and other expenses incurred by such Person in respect of Operating Leases during such period, all determined in accordance with GAAP.

     Other Taxes shall have the meaning ascribed thereto in Section 2.20.
     -----------

     Patent, Trademark and License Security Agreements  shall mean that  certain
     -------------------------------------------------
Patent, Trademark and License Security Agreement dated as of the date hereof and executed by Kable News in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and that certain Patent, Trademark and License Security Agreement dated as of the date hereof and executed by Magazine Connection Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated.

     PBGC shall mean the Pension  Benefit  Guaranty  Corporation  and any entity
     ----
succeeding to any or all of its functions under ERISA.

     Pension Plan  shall  mean a  "pension  plan,"  as such term is  defined  in
     ------------
Section 3(2) of ERISA, which is established or maintained by any of the Borrowers, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     Permitted  Acquisition  shall  mean the  Acquisition  by one or more of the
     ----------------------
Borrowers, or by a wholly-owned Subsidiaries of any of the Borrowers, of the stock or assets of any business located in the United States which is in the same or a similar line of business to the present businesses of Borrowers and their Subsidiaries as of the date hereof, which Acquisition satisfies each of the following conditions: (a) such Acquisition has been: (i) in the event a corporation or its assets is the subject of such Acquisition, either (x) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (y) recommended by such Board of Directors to the shareholders of such corporation, (ii) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (iii) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (iv) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction; (b) Borrowers have given Lender at least thirty (30) days prior written notice of such Acquisition; (c) a Borrower or a wholly-owned Subsidiary to be formed by a Borrower, shall be the surviving entity of any merger or consolidation consummated in connection with such Acquisition or shall own all of the stock or assets acquired in such Acquisition; (d) if any Subsidiary is formed or acquired as the result of such Acquisition, such Subsidiary shall have provided its unlimited continuing guaranty of all of Borrowers' Obligations and a security agreement and other documents as required by Lender in order to grant Lender a first perfected security in substantially all of such new Subsidiary's assets and Borrowers shall have otherwise complied with the requirements of
Section 5.01(p) in this Agreement; (e) both as of the date of any such Acquisition and immediately following such Acquisition no Event of Default then exists or would be created thereby; (f) at least fifteen (15) days prior to the consummation of such Acquisition, Borrowers shall deliver to Lender pro forma financial statements in form and substance acceptable to Lender which demonstrate to Lender's satisfaction that following such Acquisition, Borrowers will remain in compliance with all of the covenants set forth in this Agreement; and (g) both: (1) at all times during the ninety (90) day period preceding any such Acquisition, and (2) immediately following such Acquisition, in each case after giving effect to any amounts invested or expended by Borrowers as a result of such Acquisition, Borrowers shall have had Unused Availability under their Borrowing Base of not less than $1,000,000.00 at all such times.

     Permitted Joint  Venture  shall mean the making of an  Investment by one or
     ------------------------
more of the Borrowers, or by any wholly-owned Subsidiaries of any of the Borrowers, in any business located in the United States which is in the same or a similar line of business to the present businesses of Borrowers and their

Subsidiaries as of the date hereof along with investments in such business by other Persons, which Investment satisfies each of the following conditions: (a) Borrowers have given Lender at least thirty (30) days prior written notice of such joint venture Investment; (b) both as of the date of any such joint venture Investment and immediately following such joint venture Investment no Event of Default then exists or would be created thereby; (c) at least fifteen (15) days prior to the consummation of such Investment, Borrowers shall deliver to Lender pro forma financial statements in form and substance acceptable to Lender which demonstrate to Lender's satisfaction that following such joint venture Investment, Borrowers will remain in compliance with all of the covenants set forth in this Agreement; (d) both: (1) at all times during the ninety (90) day period preceding any such joint venture Investment, and (2) immediately following such joint venture Investment, in either case after giving effect to any amounts invested or expended by Borrowers as a result of such joint venture Investment, Borrowers shall have had Unused Availability under their Borrowing Base of not less than $1,000,000.00 at all such times; and (e) with respect to any Debt incurred by any such joint venture entity, no Lien on any assets or Property of any of the Borrowers or any of their Subsidiaries shall be granted to secure any such Debt and no Guarantee of any of the Borrowers or any of their Subsidiaries shall be made to secure any such Debt.

     Permitted Liens shall mean any of the following:
     ---------------

          (a) Liens in favor of Lender;

          (b) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to any of the Borrowers;

          (c) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.01(d) and/or 5.01(e);

          (d) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

          (e) survey exceptions, easements, reservations, rights of others for rights-of-way, utilities and other similar purposes and/or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of Borrowers and their Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Borrowers and their Subsidiaries;

          (f) Liens  existing  as of the date of this  Agreement  and  listed on
Schedule 4.12  attached hereto (without giving effect to any changes to Schedule
4.12 made after the date of this Agreement);

          (g) purchase money Liens granted to a Person financing a Capital Expenditure permitted by Section 5.01(o)(iii) of this Agreement so long as (i) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof, (ii) the aggregate principal amount of Debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted and (iii) the transaction does not violate any other provision of this Agreement; and

          (h) Capitalized Leases permitted by Section 5.01(o)(iii) of this Agreement.

     Person shall mean any individual, sole proprietorship,  partnership,  joint
     ------
venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Pledge  Agreements  shall mean that certain Stock Pledge Agreement dated as
     ------------------
of the date hereof and executed by the Principal Shareholder in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, that certain Stock Pledge Agreement dated as of the date hereof and executed by Kable News in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, that certain Stock Pledge Agreement dated as of the date hereof and executed by Kable Distribution in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, that certain Collateral Assignment of Membership Interests dated as of the date hereof and executed by Distribunet Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and that certain Collateral Assignment of Membership Interests dated as of the date hereof and executed by Magazine Connection Inc. in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and Pledge Agreement shall mean any of them.

     Prime Loan shall mean any Loan or any portion of any Loan bearing  interest
     ----------
based on the Adjusted Prime Rate.

     Prime Rate  shall mean the  interest  rate  announced  from time to time by
     ----------
Lender as its "prime rate" (which rate shall fluctuate as and when said prime rate shall change). Borrowers acknowledge that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Lender to its customers.

     Principal Shareholder   shall   mean   AMREP   Corporation,   an   Oklahoma
     ---------------------
corporation.

     Property shall mean any interest in any kind of property or asset,  whether
     --------
real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, each of the Borrowers and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     RCRA shall mean the Solid Waste  Disposal  Act, as amended by the  Resource
     ----
Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901 et seq., and any future amendments.

     Regulation  D shall  mean  Regulation  D of the Board of  Governors  of the
     -------------
Federal Reserve System, as from time to time amended.

     Regulatory Change shall have the meaning ascribed thereto in Section 2.15.
     -----------------

     Release  shall mean any  spilling,  leaking,  pumping,  pouring,  emitting,
     -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing (or containing traces of) any Hazardous Substance.

     Reportable Event shall have the meaning given to such term in ERISA.
     ----------------

     Restricted Investment  shall mean any Investment, or any expenditure or any
     ---------------------
incurrence of any liability to make any expenditure for an Investment, other than:

          (a) loans and/or advances by any Borrower or other Subsidiary to any other Borrower or Subsidiary which are subordinated in writing to the payment of the Borrowers' Obligations in form and substance satisfactory to Lender;

          (b) direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

          (c) Investments in readily marketable commercial paper which, at the time of acquisition thereof by any of the Borrowers or any Subsidiary, is rated A-1 or better by S&P and P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

          (d) negotiable certificates of deposit or negotiable bankers acceptances issued by Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

          (e) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by Lender or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of "B" or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

          (f) Investments existing as of the date of this Agreement and listed on Schedule 4.18 attached hereto (excluding the advances to publishers listed in items 1, 2 and 3 on such schedule which are included under paragraph (h) of this definition below and without giving effect to any changes to Schedule 4.18 made after the date of this Agreement), and any future retained earnings in respect thereof;

          (g) loans or advances in the usual and ordinary course of business to officers and/or employees of any of the Borrowers or a Subsidiary for business expenses in the aggregate principal amount of up to $100,000.00 at any one time outstanding;

          (h) loans or advances (including, without limitation, racking advances) in the usual and ordinary course of business to publishers (including, without limitation, those advances to publishers listed in items 1, 2 and 3 on

Schedule 4.18 attached hereto) not to exceed $500,000.00 to any one publisher at any time and in the aggregate not to exceed a principal amount of $1,000,000.00 at any one time outstanding; and

          (i) Investments of equity in Permitted Joint Ventures and the making by Borrowers and their subsidiaries of Permitted Acquisitions, provided that no such Acquisition or Investment in a Permitted Joint Venture shall exceed $500,000.00 and the total cost of all such Acquisitions and of all such Investments in Permitted Joint Ventures in any fiscal year shall not exceed $1,000,000.00 in the aggregate.

     Revolving  Credit LIBOR Loan shall mean any  Revolving  Credit Loan bearing
     -----------------------
interest based on the LIBOR Rate.

     Revolving Credit Loan and Revolving Credit Loans  shall have the respective
     ---------------------     ----------------------
meanings ascribed thereto in Section 2.01(a).

     Revolving Credit Note  shall have the meaning  ascribed  thereto in Section
     ---------------------
2.04(a).

     Revolving Credit Period  shall  mean the period  commencing  on the date of
     -----------------------
this Agreement and ending May 1, 2005; provided, however, that the Revolving Credit Period shall end on the date the Lender's Revolving Credit Commitment is terminated pursuant to Section 6 or otherwise.

     Revolving  Credit Prime Loan shall mean any  Revolving  Credit Loan bearing
     ----------------------------
interest based on the Adjusted Prime Rate.

     S&P shall mean Standard and Poor's Ratings Group.
     ---

     Security Agreements  shall mean that certain Security Agreement dated as of
     -------------------
the date hereof and executed by Kable News in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, that certain Security Agreement dated as of the date hereof and executed by Kable Fulfillment in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and that certain Security Agreement dated as of the date hereof and executed by Kable Distribution in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and Security Agreement shall mean any of them.

     Subordinated Indebtedness  shall mean, as of the date of any  determination
     -------------------------
thereof, the aggregate principal amount of all Indebtedness of any of the Borrowers outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Borrowers' Obligations in form and substance satisfactory to Lender.

     Subsidiary  shall mean any  corporation  or other entity of which more than
     ----------
Fifty Percent (50%) of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors, managers or other persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by any of the Borrowers or any Subsidiary.

     Subsidiary   Security Agreements   shall   mean  those   certain   Security
     --------------------------------
Agreements, each dated as of the date hereof and executed respectively by each of the Guarantors in favor of Lender, as the same may from time to time be amended, modified, extended, renewed or restated, and Subsidiary Security Agreement shall mean any of them.

     Taxes shall have the meaning ascribed thereto in Section 2.20.
     -----

     Third Party  Collateral  shall mean any Property of any Obligor  other than
     -----------------------
any of the Borrowers which now or at any time hereafter secure the payment or performance of any of the Borrowers' Obligations and/or any Guarantee thereof.

     Total Revolving Credit  Outstandings shall mean, as of any date, the sum of
     ------------------------------------
(a) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date, plus (b) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date plus all unreimbursed drawings with respect thereto.

     Transaction Documents shall mean this Agreement, the Revolving Credit Note,
     ---------------------
the Letter of Credit Applications, the Security Agreement, the Illinois Mortgage, the Ohio Mortgage, the Patent, Trademark and License Security
Agreements, the Pledge Agreements, the Guaranties, the Subsidiary Security Agreements and any and all other agreements, documents and instruments heretofore, now or hereafter delivered to Lender with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder, any Letters of Credit issued hereunder, any of the Borrowers' Obligations and/or any Guarantee of any of the Borrowers' Obligations, and executed by or on behalf of any of the Borrowers and/or any other Obligor, including, without limitation, any agreement, document or instrument heretofore, now or hereafter executed by any of the Borrowers with or in favor of Lender providing for any interest rate swap, interest rate cap or other interest rate hedge, all as the same may from time to time be amended, modified, extended, renewed or restated.

     Unused Availability  shall mean, as of any date,  the sum of (a) the lesser
     -------------------
of (i) the amount of Lender's  Revolving  Credit  Commitment  as of such date or
(ii) the Borrowing Base as of such date minus (b) the Total Revolving Credit Outstandings as of such date.

     Voting Stock  shall mean,  with respect to any corporation or other entity,
     ------------
any shares of stock or other equity interests of such corporation or other entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such corporation or other entity (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Welfare Plan shall mean a "welfare plan" as such term is defined in Section
     ------------
3(1) of ERISA, which is established or maintained by any of the Borrowers, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

     Wholesale  Accounts  shall mean those trade  accounts  receivable  of Kable
     -------------------
Distribution and its Subsidiaries arising out of the bona fide sale of goods or performance of services with respect to the delivery and sale of such Borrower's publisher clients' magazines in the ordinary course of Kable Distribution's and its Subsidiaries' wholesaling business, which Accounts which have been invoiced by Kable Distribution or any such Subsidiary.